Exhibit 4.6












                             CONEXANT SYSTEMS, INC.
                         HOURLY EMPLOYEES' SAVINGS PLAN
             (Amended and Restated Effective as of November 1, 2001)












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                                TABLE OF CONTENTS
                                                                            Page


ARTICLE I:  DEFINITIONS........................................................1
   1.010       Accounts........................................................1
   1.020       Actual Contribution Percentage..................................1
   1.025       Actual Contribution Percentage Limit............................1
   1.030       Actual Deferral Percentage......................................2
   1.035       Actual Deferral Percentage Limit................................2
   1.040       Administrative Committee........................................3
   1.050       Affiliated Company..............................................3
   1.060       Base Compensation...............................................4
   1.090       Beneficiary.....................................................4
   1.100       Board of Directors..............................................5
   1.103       Catch-Up Pre-Tax Contribution Account...........................5
   1.107       Catch-Up Pre-Tax Contributions..................................5
   1.110       Code............................................................5
   1.120       Company.........................................................5
   1.130       Company Matching Contribution Account...........................5
   1.140       Company Matching Contributions..................................5
   1.150       Compensation....................................................5
   1.160       Conexant........................................................6
   1.170       Conexant Stock Fund A...........................................6
   1.175       Conexant Stock Fund B...........................................6
   1.180       Effective Date..................................................6
   1.190       Eligible Employee...............................................6
   1.200       Eligible Retirement Plan........................................6
   1.210       Employee........................................................7
   1.220       ERISA...........................................................7
   1.230       Hardship........................................................7
   1.240       Highly Compensated Employee.....................................8
   1.260       Highly Compensated Employee Group...............................9
   1.270       Hour of Service.................................................9
   1.280       Investment Fund(s...............................................9
   1.290       Layoff..........................................................9
   1.295       Leased Employee.................................................9
   1.300       Maternity or Paternity Leave....................................9
   1.310       Named Fiduciary.................................................9
   1.315       Non-Highly Compensated Employee................................10
   1.320       Non-Highly Compensated Employee Group..........................10
   1.330       Participant....................................................10




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   1.340       Participant Contributions......................................10
   1.350       Pla............................................................10
   1.360       Plan Administrator.............................................10
   1.370       Plan Committee.................................................10
   1.380       Plan Year......................................................10
   1.385       Post-Tax Contributions.........................................10
   1.390       Post-Tax Contribution Account..................................10
   1.405       Pre-Tax Contribution...........................................10
   1.410       Pre-Tax Contribution Account...................................11
   1.425       Rollover Account...............................................11
   1.430       Rollover Contributions.........................................11
   1.440       Transfer Contributions.........................................11
   1.450       Trust Agreement................................................11
   1.460       Trust Fund.....................................................11
   1.470       Trustee........................................................11
   1.480       Valuation Date.................................................11
   1.490       Vesting Service................................................11

ARTICLE IA:  HOURS OF SERVICE.................................................11
   1A.010      General........................................................11
   1A.020      Periods of Absence.............................................12
   1A.030      Hours Other than as an Eligible Employee.......................13
   1A.040      Maternity or Paternity Leave...................................13

ARTICLE II:  PARTICIPATION AND CONTRIBUTIONS..................................14
   2.010       Participation..................................................14
   2.020       Contribution Election or Authorization.........................14
   2.030       Changes in Rate of Employee Contributions......................15
   2.040       Changes Between Pre-Tax and Post-Tax Contributions.............15
   2.050       Transfer and Rollover Contributions............................15
   2.060       Company Matching Contributions.................................17
   2.070       Application of Forfeitures.....................................18
   2.080       Catch-Up Pre-Tax Contributions.................................18

ARTICLE III:  CONTRIBUTION LIMITATIONS........................................19
   3.010       Limitations on Employee Contributions and Employer
               Contributions..................................................19

ARTICLE IV:  PLAN INVESTMENTS.................................................26
   4.010       Investment Elections...........................................26
   4.020       Fund Transfers - Participant Contributions.....................27
   4.030       Fund Transfers - Company Matching Contributions................27
   4.040       Participant's Accounts.........................................28
   4.050       Valuation and Participant Statements...........................28




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ARTICLE V:  EMPLOYMENT TERMINATION BENEFITS...................................29
   5.010       Vesting........................................................29
   5.020       Retirement, Death, Layoff, Etc.................................29
   5.030       Form of Distributions to Retiring Participants.................30
   5.040       Termination of Employment or Severance From Employment.........31
   5.050       Participant's Consent to Distribution of Benefits..............31
   5.060       Transfer of Distribution Directly to Eligible Retirement Plan..31

ARTICLE VI:  WITHDRAWALS AND LOANS............................................32
   6.010       Withdrawals from Accounts by Participants under Age 59 1/2.....32
   6.020       Withdrawals from Accounts by Participants over Age 59 1/2......33
   6.030       Hardship Withdrawals from Pre-Tax Contribution Accounts........33
   6.040       Allocation of Withdrawals Among Investment Funds...............34
   6.050       Loans..........................................................34
   6.060       Transfers to Certain Affiliated Company Plans..................35
   6.070       Transfer of Distribution or Withdrawal to Eligible Retirement
               Plan...........................................................35

ARTICLE VIA:  SUSPENSION OF SAVINGS AND CONTRIBUTIONS.........................36
   6A.010      Voluntary Suspension...........................................36
   6A.020      Involuntary Suspension.........................................36
   6A.030      General Provisions Applicable to Suspensions...................37

ARTICLE VII:  DEATH BENEFITS..................................................37
   7.010       Designation of a Beneficiary...................................37
   7.020       Payment to a Beneficiary.......................................37

ARTICLE VIII:  TRUST AGREEMENT................................................38
   8.010       Establishment of Trust Fund....................................38
   8.020       Investment Funds of the Trust..................................38
   8.030       Trustee's Powers and Authority.................................38
   8.040       Statutory Limits...............................................38
   8.050       Duty of Trustee as to Common Stock in Conexant Stock
               Funds A and B..................................................38
   8.060       Rights in the Trust Fund.......................................40
   8.070       Taxes, Fees and Expenses of the Trustee........................40

ARTICLE IX:  ADMINISTRATION...................................................41
   9.010       General Administration.........................................41
   9.020       Plan Committee.................................................41
   9.030       Plan Committee Records.........................................41
   9.040       Funding Policy.................................................41
   9.050       Allocation and Delegation of Duties Under the Plan.............42
   9.060       Plan Committee Powers..........................................42




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   9.070       Plan Administrator.............................................42
   9.080       Reliance Upon Documents and Opinions...........................43
   9.090       Requirement of Proof...........................................43
   9.100       Limitation on Liability and Indemnification....................43
   9.110       Mailing and Lapse of Payments..................................44
   9.120       Non-Alienation.................................................44
   9.130       Notices and Communications.....................................45
   9.140       Company Rights.................................................45
   9.150       Payments on Behalf of Incompetent Participants or
               Beneficiaries..................................................45

ARTICLE X:  PARTICIPANT CLAIMS................................................45
   10.010      Requirement to File Claim......................................45
   10.020      Appeal of Denied Claim.........................................46

ARTICLE XI:  AMENDMENT, MERGERS, TERMINATION, ETC.............................46
   11.010      Amendment......................................................46
   11.020      Transfer of Assets and Liabilities.............................46
   11.030      Merger Restriction.............................................46
   11.040      Suspension of Contributions....................................47
   11.050      Discontinuance of Contributions................................47
   11.060      Termination....................................................47

ARTICLE XII:  STATUTORY LIMITATIONS...........................................47
   12.010      Annual Limits of Participant's Account Increases...............47
   12.020      Limits as to Combined Plans....................................48
   12.030      Combining Similar Plans........................................48

ARTICLE XIII:  MISCELLANEOUS..................................................49
   13.010      Benefits Payable only from Trust Fund..........................49
   13.020      Requirement for Release........................................49
   13.030      Transfers of Stock.............................................49
   13.040      Qualification of the Plan......................................49
   13.050      Interpretation.................................................49
   13.060      Military Service...............................................49

Appendix A...................................................................A-1

Appendix B...................................................................B-1




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                             ARTICLE I: DEFINITIONS

1.010 Accounts means a Participant's Pre-Tax Contribution Account, Post-Tax Contribution Account, Company Matching Contribution Account, Rollover Account and Catch-Up Pre-Tax Contribution Account.

1.020 Actual Contribution Percentage means, for each of the Highly Compensated Employee Group and the Non-Highly Compensated Employee Group, the average of each such Group's percentages, calculated separately for each Participant in such Group, which is obtained by dividing the amount of the Company Matching Contributions determined under Section 2.060 and the amount of Post-Tax Contributions each Participant has elected for the relevant Plan Year pursuant to Section 2.020(b) by the Participant's Compensation for that Plan Year. The Actual Contribution Percentage will be calculated to the nearest .01%.

1.025 Actual Contribution Percentage Limit means the maximum Actual Contribution Percentage permitted for each Plan Year for Highly Compensated Employee Group Participants and will be that percentage amount which does not exceed the greater of:

(a) the Actual Contribution Percentage for the Non-Highly Compensated Employee Group, multiplied by one and twenty-five hundredths (1.25); or

(b)       the lesser of:

          (1) an amount which does not exceed the Actual Contribution Percentage for the Non-Highly Compensated Employee Group by more than two (2) percentage points; or

          (2) the Actual Contribution Percentage for the Non-Highly Compensated Employee Group, multiplied by two (2).

If a Participant who is a member of the Highly Compensated Employee Group is a participant in any other plan established or maintained by an Affiliated Company pursuant to which elective deferrals under a cash-or-deferred arrangement or matching contributions, both as defined in ss. 401(m)(4) of the Code, or employee contributions, are made, such other plan will be deemed to be part of this Plan for the purpose of determining the Actual Contribution Percentage Limit with respect to that Participant.

The Plan will take into account the Actual Contribution Percentage of all Eligible Employees for purposes of the Actual Contribution Percentage Limit. For this purpose,




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an Eligible Employee is any Employee who is, directly or indirectly, eligible to receive Company Matching Contributions or to make Post-Tax Contributions, including an Employee who would be eligible for Company Matching Contributions but for his or her failure to make required Pre-Tax Contributions and an Employee whose right to receive Company Matching Contributions or to make Post-Tax Contributions has been suspended because of an election not to participate. In the case of an Eligible Employee who does not receive Company Matching Contributions or who did not make Post-Tax Contributions, the Actual Contribution Percentage that is to be included in determining the Actual Contribution Percentage Limit is zero.

A Post-Tax Contribution or a Company Matching Contribution will be taken into account under the Actual Contribution Percentage Limit for a Plan Year only if it is made on account of the Eligible Employee's receipt of a Company Matching Contribution or deferral of Post-Tax Contributions for the Plan Year and is contributed to the Trust before the last day of the twelve-month period immediately following the Plan Year to which the Company Matching Contributions or Post-Tax Contributions relate and is allocated within the Plan Year to which the Company Matching Contributions or Post-Tax Contributions relate. Qualified Matching Contributions (as defined in Section 3.010(c)(1)(ii)) which are used to meet the requirements of ss. 401(k)(3)(A) of the Code are not taken into account. The Actual Contribution Percentage Limit will be calculated to the nearest .01%.

1.030 Actual Deferral Percentage means, for the Highly Compensated Employee Group and the Non-Highly Compensated Employee Group, the average of each such Group's percentages, calculated separately for each Participant in such Group, which is obtained by dividing the Pre-Tax Contributions each Participant has elected for the relevant Plan Year pursuant to Section 2.020(a) by the Participant's Compensation for that Plan Year. Catch-Up Pre-Tax Contributions deferred in accordance with Section 2.080 of the Plan are not included in the calculation of the Actual Deferral Percentage. The Actual Deferral Percentage will be calculated to the nearest .01%.

1.035 Actual Deferral Percentage Limit means the maximum Actual Deferral Percentage permitted for each Plan Year for Highly Compensated Employee Group Participants and will be that percentage amount which does not exceed the greater of:

(a) the Actual Deferral Percentage for the Non-Highly Compensated Employee Group, multiplied by one and twenty-five hundredths (1.25); or

(b)       the lesser of:




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          (1)  an amount which does not exceed the Actual Deferral Percentage for the Non-Highly Compensated Employee Group by more than two
               (2) percentage points; or

          (2) the Actual Deferral Percentage for the Non-Highly Compensated Employee Group, multiplied by two (2).

If a Participant who is a member of the Highly Compensated Employee Group is a participant in any other plan established or maintained by an Affiliated Company pursuant to which elective deferrals under a cash-or-deferred arrangement or matching contributions, both as defined in ss. 401(m)(4) of the Code, or employee contributions, are made, such other plan will be deemed to be part of this Plan for the purpose of determining the Actual Deferral Percentage Limit with respect to that Participant.

The Plan will take into account the Actual Deferral Percentage of all Eligible Employees for purposes of the Actual Deferral Percentage Limit. For this purpose, an Eligible Employee is any Employee who is, directly or indirectly, eligible to make Pre-Tax Contributions, including an Employee whose right to make Pre-Tax Contributions has been suspended because of an election not to participate. In the case of an Eligible Employee who does not make Pre-Tax Contributions, the Actual Deferral Percentage that is to be included in determining the Actual Deferral Percentage Limit is zero.

A Pre-Tax Contribution deferred under Section 2.020(a) of the Plan will be taken into account under the Actual Deferral Percentage Test only if it related to Compensation that either would have been received by the Employee in the Plan Year (but for the deferral election under Section 2.020(a) of the Plan) or is attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2 1/2 months after the close of the Plan Year (but for the deferral election).

A Pre-Tax Contribution deferred under Section 2.020(a) of the Plan will be taken into account under the Actual Deferral Percentage Limit for a Plan Year only if it is contributed to the Trust before the last day of the twelve-month period immediately following the Plan Year to which the contribution relates. A Pre-Tax Contribution is considered allocated as of a date within the Plan Year if the allocation is not contingent on participation or performance after such date. The Actual Deferral Percentage Limit will be calculated to the nearest .01%.

1.040 Administrative Committee means the committee appointed by the Plan Committee and assigned responsibility under Section 6.030.

1.050     Affiliated Company means Conexant Systems, Inc. and:




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(a)       any corporation incorporated under the laws of one of the states of the United States of America of which Conexant owns, directly or indirectly, eighty percent (80%) or more of the combined voting power of all classes of stock or eighty percent (80%) or more of the total value of the shares of all classes of stock (all within the meaning of ss. 1563 of the Code);

(b) any partnership or other business entity organized under such laws, of which Conexant owns, directly or indirectly, eighty percent (80%) or more of the voting power or eighty percent (80%) or more of the total value (all within the meaning of ss. 414(c) of the Code); and

(c) any other company deemed to be an Affiliated Company by Conexant's Board of Directors.

1.060 Base Compensation means a Participant's Compensation during any Plan Year, not in excess of One Hundred and Seventy Thousand Dollars ($170,000) (or such larger sum as may be established pursuant to ss. 401(a)(17) of the Code for any calendar year and effective for the first Plan Year which begins with or within such calendar year) including regular, straight-time base pay, gain-sharing payments, any annual lump sum payments which have been negotiated with a collective bargaining unit, lump sum payments for unused vacation and any amount which would be paid to the Participant absent an election under Section 2.020(a). Base Compensation will not include compensation for overtime, extended workweek compensation, night work or other premium pay, bonuses, any form of extra, contingent or supplementary compensation or compensation on the salaried payroll.

Effective for Plan Years beginning after December 31, 2001, Base Compensation means a Participant's Compensation during any Plan Year, not in excess of Two Hundred Thousand Dollars ($200,000) (or such larger sum as may be established pursuant to ss. 401(a)(17) of the Code for any calendar year and effective for the first Plan Year which begins with or within such calendar year) including regular, straight-time base pay, gain-sharing payments, any annual lump sum payments which have been negotiated with a collective bargaining unit, lump sum payments for unused vacation and any amount which would be paid to the Participant absent an election under Section 2.020(a). Base Compensation will not include compensation for overtime, extended workweek compensation, night work or other premium pay, bonuses, any form of extra, contingent or supplementary compensation or compensation on the salaried payroll.

1.090 Beneficiary means one or more persons or trusts designated by a Participant pursuant to Article VII; provided, however, that, in the case of a Participant who has been married for a one (1) year period and who dies prior to complete distribution of his or her Accounts, the Beneficiary will be deemed to be the Participant's spouse regardless of any




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contrary designation, unless the Participant has filed with the Plan
Administrator a written designation of a person or persons other than such spouse as Beneficiary or Beneficiaries. Such written designation must be accompanied by a written consent of the Participant's spouse or it is established to the satisfaction of the Plan Administrator that such consent cannot be obtained because there is no spouse or the spouse cannot be located or because of other circumstances permitted under ss. 417(a)(2) of the Code. Such written consent (which must be witnessed by a notary public who is not an Employee) will be on a form furnished to the Participant by the Plan Administrator and will acknowledge the effect of such consent. In the event the Participant has a new spouse to whom he or she has been married for a one (1) year period, the designation of the prior spouse will be void and the new spouse will be deemed to be the Participant's Beneficiary, unless the Participant makes a written designation of a person or persons other than the new spouse.

1.100 Board of Directors means the Board of Directors of Conexant; provided, however, that any action or determination under Sections 1.040, 1.110, 1.190, 2.060, 11.010 and 11.060 may be taken by any officer of the Company who is authorized to do so by the Board of Directors.

1.103 Catch-Up Pre-Tax Contribution Account means a Plan Account with respect to a Participant which is comprised of his or her Catch-Up Pre-Tax Contributions, as adjusted for gains or losses related thereto.

1.107 Catch-Up Pre-Tax Contributions means an amount contributed to the Plan on behalf of a Participant pursuant to the Participant's elections under Section 2.080.

1.110 Code means the Internal Revenue Code of 1986, as from time to time amended.

1.120 Company means Conexant Systems, Inc., a Delaware corporation, and any other entity to which the Board of Directors has extended this Plan.

1.130 Company Matching Contribution Account means a Plan Account with respect to a Participant which is comprised of his or her Company Matching Contributions, as adjusted for gains or losses related thereto.

1.140 Company Matching Contributions means the contributions made to the Trust Fund by Conexant or an Affiliated Company pursuant to the provisions of
Section 2.060.

1.150 Compensation means the compensation of a Participant as defined in ss. 414(s) of the Code.




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1.160     Conexant means Conexant Systems, Inc., a Delaware corporation.

1.170 Conexant Stock Fund A means the fund established by the Trustee for receipt and holding of Company Matching Contributions.

1.175 Conexant Stock Fund B means an Investment Fund established by the Trustee and described in Appendix B to the Plan.

1.180     Effective Date means January 1, 1999.

1.190 Eligible Employee means any Employee who is a member of International Brotherhood of Electrical Workers, Local Union No. 2295 - Newport Beach, California, who was hired (and advised he or she was hired) directly by the Company as a regular employee and who performs regular employment services directly for the Company. The terms "Eligible Employee" or "Eligible Employees" as used in this Plan will not include any individuals who work, or who were hired to work, or who were advised that they work:

(a)       as independent contractors or employees of independent contractors;

(b) as temporary employees, regardless of the length of time that they work at the Company;

(c) through a temporary placement agency, job placement agency, or other third party; or

(d) as part of an employee leasing arrangement between the Company and any third party.

For the purposes of this Plan, the exclusions described above will remain in effect even if a court or administrative agency determines that such individuals are common law employees and not independent contractors. Such individuals will not be retroactively permitted to participate in the Plan.

1.200     Eligible Retirement Plan means:

(a)       an individual retirement account described in ss. 408(a) of the Code;

(b)       an individual retirement annuity described in ss. 408(b) of the Code;

(c) for Plan Years beginning after December 31, 2001, an annuity contract described in ss. 403(a) of the Code;




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(d)       for Plan Years beginning after December 31, 2001, an eligible plan described in ss. 457(b) of the Code which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state; or

(e) a qualified plan (which is a defined contribution plan) described in ss. 401(a) of the Code,

which agrees to accept an individual's eligible rollover distributions and which, for Plan Years beginning after December 31, 2001, agrees to separately account for amounts transferred into such plan from the Plan. For Plan Years ending before January 1, 2002, in the case of an eligible rollover distribution to a Participant's surviving spouse, only an individual retirement account or an individual retirement annuity described in (a) and (b) above will be deemed to be an Eligible Retirement Plan. For Plan Years beginning after December 31, 2001, the definition of Eligible Retirement Plan will apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in ss. 414(p) of the Code to all types of Eligible Retirement Plans described in
(a)-(e) above.

Notwithstanding the preceding, for Plan Years beginning after December 31, 2001, with respect to that portion of the distribution from the Plan which is not includible in gross income, such portion of the distribution may be transferred only to an eligible retirement plan under subsections (a), (b) or (e) above that agrees to separately account for amounts so transferred, including separate accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

1.210 Employee means any employee of the Company or of any Affiliated Company or other employer required to be aggregated with the Company under ss. 414(b), ss. 414(c), ss. 414(m) or ss. 414(o) of the Code. "Employee" will, to the extent permitted by ss. 406 of the Code, be deemed to include any United States citizen regularly employed by a foreign subsidiary or affiliate of the Company. The term Employee will also include any Leased Employee deemed to be an Employee of any employer described in the previous sentence as provided in ss. 414(n) or ss. 414(o) of the Code.

1.220 ERISA means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.230 Hardship means an immediate and heavy financial need of the Employee for which the amount required is not reasonably available to the Employee from other sources and which arises for one of the following reasons:




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(a)       the purchase (excluding mortgage payments) or construction of a principal residence for the Employee, or to prevent eviction from, or foreclosure on the mortgage on, the Employee's principal residence;

(b)       the incurring of obligations for:

          (1) tuition, related educational fees and room and board expenses for post-secondary education for the Employee, his or her spouse or one or more of his or her children or other dependents (as defined in ss. 152 of the Code) to be incurred during the twelve
               (12) month period immediately following the date of his or her request for distribution; or

          (2) expenses not covered by insurance which either have been previously incurred by the Employee for, or are necessary in order for the Employee to obtain, medical care (as described in ss. 213(d) of the Code) for himself, his or her spouse or one or more of his or her dependents (as defined in ss. 152 of the Code);

          (c) any other reason which is permitted under ss. 401(k)(2)(B)(i)(IV) of the Code and is approved by the Administrative Committee.

1.240 Highly Compensated Employee means any Employee who (a) was a five percent (5%) owner (as defined in ss. 416(i)(1) of the Code) of the Company at any time during the current or preceding Plan Year, or (b) for the preceding Plan Year, (1) had compensation from the Company in excess of $85,000 (as adjusted pursuant to ss. 415(d) of the Code), and (2) if the Company elects the application of this clause for such preceding year, was in the top-paid group of Employees for such preceding year.

For this purpose, an Employee is in the top-paid group of Employees for any year if such Employee is in the group consisting of the top twenty percent (20%) of the Employees when ranked on the basis of compensation paid during such year. A former employee will be treated as a Highly Compensated Employee if (x) such Employee was a Highly Compensated Employee when such Employee separated from service, or (y) such Employee was a Highly Compensated Employee at any time after attaining age 55.

The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, will be made in accordance with ss. 414(q) of the Code and the regulations thereunder.

For purposes of this subsection, the term "compensation" means compensation within the meaning of ss. 415(c)(3) of the Code.




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1.260     Highly Compensated Employee Group means all Eligible Employees who are
Highly Compensated Employees.

1.270     Hour of Service has the meaning set forth in Article IA of this Plan.

1.280 Investment Fund(s) means one or more of the investment vehicles available to Participants as such investment vehicles are described in Appendix B to this Plan.

1.290 Layoff means an involuntary severance of employment, other than a discharge for cause.

1.295 Leased Employee means any person (other than an Employee of the Company) who, pursuant to an agreement between the Company and any other person ("leasing organization"), has performed services for the Company (or for the Company and related persons determined in accordance with ss. 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the Company. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the Company will be treated as provided by the Company.

A Leased Employee will not be considered an Employee of the Company if: (a) such Leased Employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent (10%) of compensation, as defined in ss. 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under ss. 125, ss. 402(e)(3), ss. 402(h)(1)(B) or ss. 403(b) of the Code; (2) immediate participation; and (3) full and immediate vesting; and (b) Leased Employees do not constitute more than twenty percent (20%) of the Company's non-highly compensated work force.

1.300 Maternity or Paternity Leave means any period of absence by reason of the pregnancy of the Participant, the birth of a child of the Participant, the placement of a child with the Participant in connection with the adoption of such child by the Participant, or the caring for such child for a period beginning immediately following such birth or placement; provided, however, that the Participant will have complied with the Company's request to furnish the Plan Administrator such timely information as may be reasonably required to establish that the absence is for such reason and the number of days for which there was such an absence.

1.310 Named Fiduciary means the Plan Committee, the Plan Administrator, the Administrative Committee and the Trustee.

1.315 Non-Highly Compensated Employee means any Employee who does not satisfy the definition of a Highly Compensated Employee.

1.320 Non-Highly Compensated Employee Group means all Eligible Employees who are Non-Highly Compensated Employees.

1.330 Participant means a person who has elected to participate in the Plan in accordance with Article II; provided, however, that such term will include a person who no longer has an effective election under Article II only so long as he or she retains an Account under the Plan.

1.340 Participant Contributions means a Participant's Basic Pre-Tax and Basic Post-Tax Contributions, his or her Supplemental Pre-Tax and Supplemental Post-Tax Contributions and his or her Catch-Up Pre-Tax Contributions.

1.350 Plan means this Conexant Systems, Inc. Hourly Employees' Savings Plan, as from time to time amended.

1.360 Plan Administrator means the person designated from time to time by name or corporate office by the Board of Directors.

1.370     Plan Committee means the Conexant Employee Benefit Plan Committee.

1.380 Plan Year means each twelve-month period ending on the last day of September for Plan Years ending on or before September 30, 2001. The Plan was amended November 1, 2001 to change the Plan Year to a calendar year. There was a short plan year of October 1, 2001 through December 31, 2001. For calendar years beginning on or after January 1, 2002, "Plan Year" means each twelve-month period ending on the last day of December.

1.385 Post-Tax Contributions means contributions made to the Plan on an after-tax basis by Participants pursuant to an election under Section 2.020(b) of the Plan.

1.390 Post-Tax Contribution Account means a Plan Account with respect to a Participant which is comprised of his or her Post-Tax Contributions, as adjusted for gains or losses related thereto.

1.405 Pre-Tax Contributions means contributions made to the Plan on a pre-tax basis by Participants pursuant to an election under Section 2.020(a) of the Plan and pursuant to an election under Section 2.080 of the Plan.

1.410 Pre-Tax Contribution Account means a Plan Account with respect to a Participant which is comprised of Pre-Tax Contributions, as adjusted for gains or losses related thereto.

1.425 Rollover Account means a Plan Account described in Section 2.050(b) which has as its purpose the holding of amounts which are received by the Plan on a Participant's behalf as a Rollover Contribution or a Transfer Contribution.

1.430 Rollover Contributions means the amounts described in Section 2.050 which are transferred to a Participant's Account pursuant to the terms of subsection (b) of the said Section.

1.440 Transfer Contributions means the amounts described in Section 2.050 which are transferred to a Participant's Account pursuant to the terms of subsection (a) of the said Section.

1.450     Trust Agreement means the trust agreement entered into pursuant to
Article VIII of this Plan.

1.460 Trust Fund means the fund, including the earnings thereon, held by the Trustee for all contributions made under this Plan by Participants and the Company.

1.470     Trustee means the trustee or trustees of the trust described in
Article IX of this Plan.

1.480     Valuation Date means any Nasdaq Stock Market trading day.

1.490 Vesting Service means a Plan Year in which a Participant completes one thousand (1,000) Hours of Service. In addition, for each such Plan Year in which the Participant completes less than one thousand (1,000) but more than five hundred (500) Hours of Service, he or she will accrue one-twelfth (1/12) of a year of Vesting Service for every eighty (80) of such Hours of Service, computed to the nearest one-twelfth (1/12); provided, however, that no Participant who completes five hundred (500) or fewer such Hours of Service during any such calendar year will accrue any Vesting Service with respect to such year.



                          ARTICLE IA: HOURS OF SERVICE

1A.010    General. An Eligible Employee will be credited with an Hour of Service for each hour for which he or she is directly paid for all purposes by the Company in accordance with the requirements of Department of Labor Regulation Sections

2530.200b-2 and 2530.200b-3. Hours worked at a premium rate will be credited as straight-time hours.

1A.020    Periods of Absence

(a) If at the time of commencement of any of the following absences the Participant is an Eligible Employee, he or she will be credited for all purposes with Hours of Service in accordance with subsection (b):

          (1) absence from work, up to a maximum of two (2) years, because of injury or disease sustained in the course of employment with the Company and with respect to which he or she receives workmen's compensation benefits and during which he or she would normally have been scheduled to work for the Company as an Eligible Employee;

          (2)  absence from work pursuant to an authorized sick leave;

          (3) absence from work for paid vacation or paid holiday(s) not worked;

          (4) absence from work for a period during which he or she is serving as a juror;

          (5) absence from work for a period for which he or she is on an authorized leave of absence for union business;

          (6) absence from work for a period during which he or she is required by the Armed Forces of the United States for military training or emergency duty;

          (7)  absence from work for a paid funeral or bereavement leave;

          (8) absence from work for a period during which he or she is on authorized personal leave;

          (9) absence from work for a period during which he or she is on layoff status; and

          (10) absence from work for a period during which he or she is on an authorized educational leave.

(b) An Eligible Employee will be deemed to have completed an Hour of Service for each hour for which back pay has been awarded or agreed to by the Company or Affiliated Company for any period off work.

(c) Any absence from work by an Eligible Employee who may be elected or appointed to governmental office requiring him or her to absent herself from duty with the Company; provided, however, that a written opinion of counsel is obtained in advance that granting of such credit in a specific circumstance, and its acceptance by the Participant, does not violate any federal, state or local law.

(d) Any absence, other than those described in subsection (a), for which the Eligible Employee is paid his or her regular hourly rate of compensation by the Company (including any such vacation or holiday not worked) provided that such credit will be given only for the first five hundred and one (501) credited hours of any single such period.

(e) For purposes of determining the number of Hours of Service to which an Eligible Employee may be entitled pursuant to the provisions of subsection (a) with respect to any period of approved absence or layoff for which the Eligible Employee is not paid his or her regular hourly rate of compensation by the Company, such Eligible Employee will receive 174 Hours of Service for each full month of such service, prorated on a daily basis at the rate of eight (8) hours per day, not to exceed forty (40) hours per week; and with respect to any period of absence for which the Eligible Employee is paid his or her regular hourly rate of compensation by the Company, the Eligible Employee's Hours of Service will be determined by dividing the payments received by or due to such Eligible Employee with respect to the applicable period by the Eligible Employee's regular hourly rate of compensation.

(f) Notwithstanding the preceding, the Plan will operate in accordance with the hours crediting requirements of Department of Labor Regulation Section 2530.200b-2.

1A.030    Hours Other than as an Eligible Employee. A Participant who has completed or completes Hours of Service with the Company or an Affiliated Company but not as an Eligible Employee will, upon becoming a Participant, be credited with such Hours of Service only for purposes of determining Vesting Service.

1A.040    Maternity or Paternity Leave. The Plan will treat the following as
Hours of Service solely for the purpose of determining Vesting Service:

(a) Hours of Service which otherwise would normally have been credited to a Participant but for a Maternity or Paternity Leave; or

(b) if the normal Hours of Service cannot be determined, eight (8) Hours of Service for each day of such absence;

provided, however, that the total number of such Hours of Service will not exceed five hundred and one (501); and provided further that such Hours of Service will be credited to the Participant in the Plan Year in which the Maternity or Paternity Leave begins, if such Participant would otherwise incur a Break in Service in such Plan Year, or otherwise in the immediately following year.


                   ARTICLE II: PARTICIPATION AND CONTRIBUTIONS

2.010 Participation. An Employee who is an Eligible Employee on the Effective Date may elect at any time to participate in the Plan. An Employee who becomes an Eligible Employee after the Effective Date may elect to participate in the Plan at the time he or she attains the status of Eligible Employee. Such an election to participate will be made with at least fifteen (15) days notice to the Company and will become effective on the first payroll payment date following the expiration of the notice period.

2.020     Contribution Election or Authorization.

(a) An Eligible Employee who has notified the Company of his or her election to become a Participant will also:

          (1) elect to defer receipt of an amount equal to 1% through 15% of his or her Base Compensation, which amount will be contributed as a Pre-Tax Contribution to his or her Pre-Tax Contribution Account;

          (2) authorize to be deducted from his or her Base Compensation, as paid, an amount equal to 1% through 15% of his or her Base Compensation, which amount will be contributed as a Post-Tax Contribution to his or her Post-Tax Contribution Account;

provided, however, that the percentages elected to be deferred or deducted and then made as a Pre-Tax or Post-Tax Contribution will together not exceed 15% of a Participant's Base Compensation.

(b) No contributions will be made by, or with respect to, any Participant after any of the following events until such Participant again makes an election under subsection (a):

          (1)  the Participant ceases to be an Employee;

          (2)  the Participant receives a distribution under Section 5.020,
               5.030 or 5.050; or

          (3) the Participant voluntarily elects to have contributions suspended under Section 8.010.

(c) No contributions will be made by, or with respect to, any Participant during any period of suspension of contributions described in Section
          8.010 or Section 8.020.

(d) Pre-Tax and Post-Tax Contributions made with respect to or by a Participant under this Section will be made only by payroll deductions unless, under exceptional circumstances, another method of contributions is approved by the Plan Committee.

2.030 Changes in Rate of Employee Contributions. A Participant may from time to time change the rate of his or her Participant Contribution. Such change will be effective as soon as is reasonably possible after his or her election, but, in general, no later than the first payroll payment date following the expiration of fifteen (15) days subsequent to his or her election.

2.040 Changes Between Pre-Tax and Post-Tax Contributions. A Participant will be permitted to elect to increase or decrease at any time (and as often as he or she wishes) the rate of his or her Pre-Tax and Post-Tax Contributions under
Section 2.020. Any such increase or decrease of the rate of the Participant's Pre-Tax and Post-Tax Contributions will be effective as soon as is reasonably possible after receipt by the Plan Administrator of the Participant's election.

2.050 Transfer and Rollover Contributions. Transfers to this Plan of a Participant's interest in another individual account plan will be permitted in the situations and pursuant to the requirements set forth below:

(a) A Participant who is presently an Eligible Employee but who formerly though an Employee was not an Eligible Employee may cause his or her account balances in any other individual account of the Company to be transferred to this Plan. Such transferred account balances (which will be entirely in cash or, if such balances consist in whole or in part of participant loans from the transferring plan, in cash and in kind) will constitute Transfer Contributions.

(b) A Participant who is an Eligible Employee may elect (by providing the Plan Administrator with notice thereof) to have the entire amount credited to his or her account in a qualified individual account plan of a former employer transferred from such plan to this Plan as a Rollover Contribution, subject to the following:

          (1) Effective for rollovers before January 1, 2002, such Rollover Contributions are eligible for receipt hereunder only if they are derived entirely from employer contributions (and earnings thereon) to a qualified profit sharing plan which were contributed either pursuant to a qualified cash or deferred arrangement under ss. 401(k) of the Code or as amounts in which a Participant had a nonforfeitable interest and which were based upon the amount of contributions in a qualified cash or deferred arrangement.

          (2) Effective for rollovers on or after January 1, 2002, the Plan will accept a direct rollover or an Eligible Employee contribution of an eligible rollover distribution as defined in ss. 402(c)(4) of the Code from:

               (i) a qualified plan described in ss. 401(a) or 403(a) of the Code, including after-tax or post-tax employee contributions;

               (ii) an annuity contract described in ss. 403(b) of the Code, including after-tax or post-tax employee contributions;

               (iii) an eligible plan under ss. 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state; or

               (iv) an individual retirement account or annuity described in ss.ss. 408(a) or 408(b) of the Code.

          (3) No portion of such Rollover Contributions may be derived from a transfer from a qualified plan under ss. 401(a) of the Code which at any time had permitted benefit payments in the form of a life annuity.

(c) Transfer and Rollover Contributions will be credited to the Participant's Account as follows:

          (1) that portion of such balance attributable to employee contributions made pursuant to deferral elections under ss. 401(k) of the Code will be credited to the Participant's Pre-Tax Contribution Account;

          (2) that portion of such balance attributable to employee contributions other than those described in paragraph (1) above will be credited to the Participant's Pre-Tax Contribution Account, but the Participant's tax basis under the Code in such contributions will be the same as his or her tax basis under the prior individual account plan; and

          (3) that portion of such balance attributable to employee contributions made on an after-tax basis, will be credited to the Participant's Post-Tax Contribution Account.

(d) No Company Matching Contributions will be made under Section 2.060 with respect to the Transfer Contributions and Rollover Contributions described in this Section.

2.060     Company Matching Contributions.

(a) The Company will contribute to the Trust Fund (any such contribution to be referred to herein as a Company Matching Contribution) on behalf of each Participant amounts equal to the applicable percentage shown below of the Participant's Pre-Tax Contributions or Post-Tax Contributions; provided, however, that such a Company Matching Contribution will be made on a Participant's behalf only after he or she has completed at least fifty-two (52) weeks of employment with the Company or an Affiliated Company and such Company Matching Contributions for each Plan Year on behalf of each Participant will be limited to the amounts set forth below, as applicable:

            Calendar               Matching                 Maximum
            --------               --------                 -------
              Year                Percentage                Amount
              ----                ----------                ------

              1999                    70%                   $350.00
              2000                    60%                   $450.00
              2001                    55%                   $550.00
              2002                    52%                   $650.00
              2003                    50%                   $750.00


(b) Contributions by the Company will be in the form of Conexant common stock, but may, at the option of the Board of Directors, be in any combination of cash and Conexant common stock. The Conexant common stock contributed will be valued at the Nasdaq Stock Market closing on the Valuation Date immediately preceding the date on which the Company Matching Contribution is made.

(c)       The Company will notify the Plan Administrator no later than fifteen
          (15) days in advance, if the form of contributions to be made for any month will be changed from that of the immediately preceding month.

(d) No Company Matching Contributions will be made with respect to Transfer Contributions or Rollover Contributions. No Company Matching Contributions will be made with respect to Catch-Up Pre-Tax Contributions.

2.070 Application of Forfeitures. Amounts which have been forfeited in accordance with the provisions of Articles V and VI of this Plan will be applied to reduce subsequent Company Matching Contributions required hereunder. If the Plan should be terminated, any amount not previously so applied will be credited ratably to the Accounts of all Participants in proportion to the amounts of Company Matching Contributions credited to their respective Accounts during the most recent Plan Year.

2.080 Catch-Up Pre-Tax Contributions. For Plan Years beginning after December 31, 2001, an Eligible Employee who attained age fifty (50) before the close of the Plan Year may notify the Company of his or her election to defer receipt of a percentage of his or her Base Compensation in excess of the amount elected under Section 2.020(a) of the Plan (as limited by, among other sections, Sections 3.010(a) and 12.010 of the Plan and as limited by the Code) which amount will be contributed as Catch-Up Pre-Tax Contribution to his or her Catch-Up Pre-Tax Contribution Account. The Plan will not be treated as failing to satisfy the provisions of the Plan implementing the requirements of ss.ss. 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such Catch-Up Pre-Tax Contribution. Notwithstanding the preceding, the maximum amount which an Eligible Employee may elect to defer under this Section as a Catch-Up Pre-Tax Contribution will be limited as follows:

                          Year        Amount
                          ----        ------

                          2002        $1,000
                          2003        $2,000
                          2004        $3,000
                          2005        $4,000
                          2006        $5,000


For the Plan Years beginning on or after January 1, 2007, the aggregate amount of Catch-Up Pre-Tax Contribution amount will be increased in accordance with ss. 414(v)(2)(C) of the Code.

                      ARTICLE III: CONTRIBUTION LIMITATIONS

3.010     Limitations on Employee Contributions and Employer Contributions.

       (a)(1)  The aggregate amount in any calendar year of all of a
               Participant's:

               (i)    Pre-Tax Contributions to this Plan;

               (ii) elective deferrals under any other cash-or-deferred arrangement (as defined in ss. 402(g) of the Code); and

               (iii) elective employer contributions to any simplified employee pension (as defined in and pursuant to ss.ss. 408(k)(1) and (6), respectively, of the Code)

          may not exceed Ten Thousand Five Hundred Dollars ($10,500) or such larger sum as may be in effect under ss. 402(g) of the Code. For 2002, the aggregate amount is increased to Eleven Thousand Dollars ($11,000). For the years 2003 through 2006 the limits will be increased as follows:

                          Year        Amount
                          ----        ------

                          2002        $11,000
                          2003        $12,000
                          2004        $13,000
                          2005        $14,000
                          2006        $15,000


          For the Plan Years beginning on or after January 1, 2007, the aggregate amount will be increased in accordance with ss. 402(g)(5) of the Code. Notwithstanding the preceding, Catch-Up Pre-Tax Contributions deferred under Section 2.080 of the Plan and ss. 414(v) of the Code will not be counted against the aggregate amount described herein in Section 3.010(a)(1) of the Plan.

          (2) Notwithstanding any other provision of the Plan, Excess Elective Deferrals ("Elective Deferrals" and "Excess Elective Deferrals" as defined below), as adjusted for income or losses thereon, will be distributed to Participants who request a distribution in accordance with this Section:

               (i) For purposes of this Section, the following definitions will have the following meanings:

                      (A) "Elective Deferrals," for a taxable year, means the sum of Company contributions made on behalf of a Participant pursuant to an election to defer under any qualified cash-or-deferred arrangement as described in ss. 401(k) of the Code, any simplified employee pension cash-or-deferred arrangement as described in ss. 402(h)(1)(B) of the Code, any plan as described under ss. 501(c)(18) of the Code, and any Company contributions made on behalf of a Participant for the purchase of an annuity contract under ss. 403(b) of the Code pursuant to a salary reduction agreement. However, Catch-Up Pre-Tax Contributions are excluded from the term "Elective Deferrals" for these purposes.

                      (B) "Excess Elective Deferrals" means those Elective Deferrals that are includible in a Participant's gross income under ss. 402(g) of the Code because they exceed the dollar limit specified in (a)(1) above. Excess Elective Deferrals are included in the annual limits under Section 12.010 of the Plan.

               (ii) A Participant may assign to the Plan any Excess Elective Deferrals made during the calendar year of the Participant by filing a claim in writing with the Plan Administrator no later than March 1 following the year in which the Excess Elective Deferral was made. The claim will specify the Participant's Excess Elective Deferral amount for the preceding calendar year and will be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Elective Deferral amount, when added to amounts deferred under other plans or arrangements described in ss. 401(k), ss. 408(k), ss. 457, ss. 501(c)(18) or ss. 403(b) of the Code, will exceed the ss. 402(g) of the Code dollar limit for the year in which the deferral occurred. A Participant will be deemed to have given notification described above if the Excess Elective Deferral results from Elective Deferrals to the Plan or other plans of the Company or an Affiliated Company.

               (iii) A Participant who has an Excess Elective Deferral during a taxable year may receive a corrective distribution during the same year. Such a corrective distribution will be made if:

                      (A) the Participant designates the distribution as an Excess Elective Deferral or is deemed to make the designation under part (ii), above;

                      (B) the corrective distribution is made after the date on which the Plan received the Excess Elective Deferral; and

                      (C) the Plan Administrator designates the distribution as a distribution of an Excess Elective Deferral.

               (iv) The Excess Elective Deferral distributed to a Participant with respect to a calendar year will be adjusted to reflect income or loss in the Participant's Pre-Tax Contribution Account for the taxable year allocable thereto. The income or loss allocable to such Excess Elective Deferral amount will be determined by the method generally used under the Plan to allocate income or loss to a Participant's account.

               (v) Excess Elective Deferral amounts, as adjusted for income and losses, will be distributed to a Participant no later than April 15 of the year following the calendar year in which such Excess Elective Deferral was made.

       (b)(1) As soon as practicable after the end of the Plan Year, the Plan Administrator will cause the test under Section 1.035 of the Plan to be conducted on Pre-Tax Contribution elections under Section 2.020(a), in order to determine whether the Actual Deferral Percentage for the Highly Compensated Employee Group exceeds the Actual Contribution Percentage Limit under subsections (a) or (b) of Section 1.035 of the Plan. If the Actual Deferral Percentage of the Highly Compensated Employee Group exceeds the Actual Deferral Percentage Limit, the Company may elect either of the following:

               (i) to reduce the allowable Pre-Tax Contributions for Highly Compensated Employees as provided in Sections 3.010(b)(3) and 3.010(b)(5); or

               (ii) to make additional contributions, hereinafter called Qualified Non-Elective Contributions (subject to the requirements of Section 3.010(b)(6)), for all or a portion of the Non-Highly Compensated Employee Group eligible to make Pre-Tax Contributions in a level dollar amount or a uniform percentage of Compensation, as the

                      Company will elect, within the time period required by any applicable law or regulation.

          (2) The amounts of Post-Tax Contributions and Company Matching Contributions for a Highly Compensated Employee in excess of those permitted under Section 1.035 will be considered Excess Contributions.

          (3)  Excess Contributions that must be distributed in accordance with
               Section 3.010(b)(5) will be reduced by Excess Deferrals previously distributed in accordance with Section 3.010(a)(2).

          (4) Failure to correct Excess Contributions by the close of the Plan Year following the Plan Year for which they were made will cause the cash-or-deferred arrangement to fail to satisfy the requirements of ss. 401(k)(3) of the Code for the Plan Year for which Excess Contributions were made and for all subsequent years they remain in the Trust. Also, the Company will be liable for a 10% excise tax on the amount of Excess Contributions unless corrected by distribution or recharacterization of Excess Contributions within 2 1/2 months after the close of the Plan Year for which they were made.

          (5) Excess Contributions will be distributed to Participants on whose behalf such Excess Contributions were made no later than the last day of the twelve-month period immediately following the Plan Year for which they were made. Excess Contributions will be distributed first to the Participant who is the Highly Compensated Employee electing the highest amount of Pre-Tax Contributions until the nondiscrimination test set forth in
               Section 1.035 of the Plan is met, or until such Pre-Tax Contribution election is reduced to the same dollar amount as the Participant who is the Highly Compensated Employee electing the second highest amount of Pre-Tax Contributions. If further distributions are required, such Participants' elections are reduced to the same dollar amount of Pre-Tax Contributions as the Participant who is the Highly Compensated Employee electing the next highest amount of Pre-Tax Contributions and such further distributions will continue in the same manner until the nondiscrimination test is satisfied. Excess Contributions will be adjusted to reflect income earned and losses incurred for the Plan Year on the Participant's Pre-Tax Contributions Account.

          (6) Qualified Non-Elective Contributions and/or Company Matching Contributions can be used to satisfy the requirements of the Actual Deferral Percentage Limit test only if such contributions are nonforfeitable when made and are subject to the same distribution restrictions that apply to Pre-Tax Contributions. Additional Qualified Non-Elective Contributions and Company Matching Contributions which may be treated as Pre-Tax Contributions must satisfy these requirements without regard to whether they are actually taken into account as Pre-Tax Contributions for purposes of satisfying the Actual Deferral Percentage Limit test. Additional Qualified Non-Elective Contributions and/or Company Matching Contributions may be treated as Pre-Tax Contributions only if the conditions described in ss. 1.401(k)-1(b)(5) of the Department of the Treasury regulations are satisfied.

          (7) The amounts of the additional Qualified Non-Elective Contributions and/or Company Matching Contributions for Non-Highly Compensated Employees or the reduction in the amounts of allowable Pre-Tax Contributions for Highly Compensated Employees under subsection (b)(5) above will be such that at least one of the tests contained in Section 1.035 of the Plan is satisfied.

          (8) Any Company Matching Contributions made on account of an Excess Contribution or Excess Elective Deferral will be forfeited and will be used to reduce Company Matching Contributions for the year of forfeiture.

       (c)(1) As soon as practicable after the end of the Plan Year, the Plan Administrator will cause the test under Section 1.022 of the Plan to be conducted on Post-Tax Contributions under Sections 2.020(b) and 2.030(b) of the Plan and Company Matching Contributions under
               Section 2.060 of the Plan, in order to determine whether the Actual Contribution Percentage for the Highly Compensated Employee exceeds the Actual Contribution Percentage Limit under subsections (a) or (b) of Section 1.022 of the Plan. If the Actual Contribution Percentage of the Highly Compensated Employee Group exceeds the Actual Contribution Percentage Limit, this excess is called the "Excess Aggregate Contribution" and the Company may elect either of the following:

               (i) to reduce the allowable Post-Tax and Company Matching Contributions for Highly Compensated Employees as provided in Section 3.010(d)(3) of the Plan; or

               (ii) to make additional contributions, hereinafter called Qualified Matching Contributions (subject to the requirements of Section 3.010(d)(4) of the Plan), for all or a portion of the Non-Highly Compensated Employees eligible to make Post-Tax Contributions and to receive Company Matching Contributions in a level dollar amount or a uniform percentage of Compensation, as the Company will elect, within the time period required by any applicable law or regulation.

          (2) The amount of Post-Tax Contributions and Company Matching Contributions for a Highly Compensated Employee in excess of that permitted under Section 1.025 will be considered Excess Aggregate Contributions.

          (3) Excess Aggregate Contributions will be distributed to Participants on whose behalf such Excess Aggregate Contributions were made no later than the last day of the twelve-month period immediately following the Plan Year for which they were made. Excess Aggregate Contributions will be distributed first to the Participant who is the Highly Compensated Employee electing the greatest amount of Post-Tax Contributions and/or receiving the greatest amount of Company Matching Contributions until the nondiscrimination test set forth in Section 1.025 is met, or until such Participant's total amount of Post-Tax Contribution and/or Company Matching Contributions is reduced to the second greatest amount of Post-Tax Contributions and/or Company Matching Contributions of a Highly Compensated Employee. If further distributions are required, such Participants' Post-Tax Contribution elections and/or receipt of Company Matching Contributions are reduced to the same dollar amount of Post-Tax Contributions and/or Company Matching Contributions as the Participant who is the Highly Compensated Employee receiving the second highest amount of Post-Tax Contributions and/or Company Matching Contributions, such further distributions will continue in the same manner until the nondiscrimination test is satisfied. Excess Aggregate Contributions will be adjusted to reflect income earned and losses incurred for the Plan Year on the Participant's Post-Tax Contribution Account and Company Matching Contribution Account.

          (4) Qualified Matching Contributions can be used to satisfy the requirements of the Actual Contribution Percentage Limit only if such contributions are nonforfeitable when made. Additional Qualified Matching Contributions must satisfy the requirements of ss. 401(m)-1(b)(5) of the Department of the Treasury regulations.

          (5) Amounts forfeited by Highly Compensated Employees under Section 3.010(d)(4) will be treated as an Annual Addition (as defined under ss. 415 of the Code) under the Plan and will be applied to reduce future Company Matching Contributions. No forfeiture arising under this Section will be allocated to the Account of any Highly Compensated Employee.

       (d)(1) For Plan Years ending on or before December 31, 2001, in the event that the Actual Contribution Percentage Limit and the Actual Deferral Percentage Limit are only satisfied by the Plan for a Plan Year by using Sections 1.022(b) and 1.027(b), respectively, and neither such limit can be satisfied using either Section 1.022(a) or 1.027(a), the Plan must also not exceed the Multiple Use Aggregate Limit (as described below) during a Plan Year. For Plan Years beginning on and after January 1, 2002, the Multiple Use Aggregate Limit will not be applicable.

          (2) The Multiple Use Aggregate Limit is exceeded when the sum of the Actual Contribution Percentage of the Highly Compensated Employee Group and the Actual Deferral Percentage of the Highly Compensated Employee Group exceeds the greater of (i) and (ii):

               (i)    The sum of:

                      (A) one and twenty-five hundredths (1.25) multiplied by the greater of: (I) the Actual Deferral Percentage of the Non-Highly Compensated Employee Group; and (II) the Actual Contribution Percentage of the Non-Highly Compensated Employee Group; and

                      (B) two percentage points (2%) plus the lesser of: (I) the Actual Deferral Percentage of the Non-Highly Compensated Employee Group; and (II) the Actual Contribution Percentage of the Non-Highly Compensated Employee Group, but in no event may the amount determined under this Section 3.010(d)(2)(i)(B) exceed two (2) multiplied by the lesser of: (x) the Actual Deferral Percentage of the Non-Highly Compensated Employee Group; and (y) the Actual Contribution Percentage of the Non-Highly Compensated Employee Group.

               (ii)   The sum of:

                      (A) one and twenty-five hundredths (1.25) multiplied by the lesser of: (I) the Actual Deferral Percentage of the Non-Highly Compensated Employee Group; and (II) the Actual Contribution Percentage of the Non-Highly Compensated Employee Group; and

                      (B) two percentage points (2%) plus the greater of: (I) the Actual Deferral Percentage of the Non-Highly Compensated Employee Group; and (II) the Actual Contribution Percentage of the Non-Highly Compensated Group, but in no event may the amount determined under this Section 3.010(d)(2)(ii)(B) exceed two (2) multiplied by the greater of: (x) the Actual Deferral Percentage of the Non-Highly Compensated Employee Group; and (y) the Actual Contribution Percentage of the Non-Highly Compensated Employee Group.

          (3) If the Multiple Use Aggregate Limit is not exceeded, then the Actual Contribution Percentage Limit will be reduced in the manner set forth in Section 3.010(c) above of the Plan so that such Limit is not exceeded. The amount by which each Highly Compensated Employee's Actual Contribution Percentage is reduced will be in the same manner as set forth in Section 3.010(c) above until the Multiple Use Aggregate Limit is satisfied.



                          ARTICLE IV: PLAN INVESTMENTS

4.010 Investment Elections. In addition to the elections and authorizations set forth in Article II, a Participant will elect in which Investment Funds his or her Participant Contributions, Rollover Contributions and Transfer Contributions are to be invested; provided, however, that the Participant will not be permitted to have any of the said Contributions invested in Conexant Stock Fund A. Such investments will be elected by the Participant among the Investment Funds in increments of five percent (5%), with the total of the elected percentage increments equaling one hundred percent (100%). The Participant will be permitted to change on a daily basis any previous Investment Fund election or elections he or she has made with regard to his or her Participant Contributions pursuant to this Section 4.010, except that he or she will not be permitted to elect to have investment of his or her Participant Contributions changed to Conexant Stock Fund A. The elections and changes to such elections which a Participant makes pursuant to this Section will be made by means of any method (including whatever telephonic or electronic means are available and acceptable to the Plan Administrator at the time the election or change is made by the Participant), may be made at any time and will be effective as of the Nasdaq Stock Market closing immediately following the making of that election or change.

4.020 Fund Transfers - Participant Contributions. A Participant will be permitted to have the whole or portions of the value of his or her interest in the Plan's Investment Funds (including Conexant Stock Funds A and B) which are attributable to his or her own Participant Contributions transferred into one or more of the other Investment Funds.

(a) Such transfers will be effected in dollars or in increments of five percent (5%) of the value of the Participant's interest in a transferring Fund, but in no event will such transfers be in amounts less than Two Hundred and Fifty Dollars ($250), except as follows:

          (1) If the balance of a Participant's interest in an Investment Fund is in an amount which is less than Two Hundred and Fifty Dollars ($250), the Participant may elect to have the entire balance of his or her interest in the Fund transferred.

          (2) The general percentage and dollar limitations set forth in this Section which would otherwise be applicable will not be applicable if the transfer elected by the Participant is comprised of all or a portion of his or her interest in Conexant Stock Fund B.

(b) Any transfer described in this Section will be effective as of the Nasdaq Stock Market closing immediately following the Participant's election to make such a transfer.

(c) All elections under this Section will be irrevocable and will not affect the Participant's right to exercise any other election provided by the Plan.

(d) Upon making a transfer election under this Section, the Participant will also either confirm or change his or her election under Section
          4.010 with respect to future Pre-Tax and Post-Tax Contributions.

4.030 Fund Transfers - Company Matching Contributions. A Participant who has attained age fifty-nine and one-half (59 1/2), whether or not the Participant has retired from his or her employment with the Company, will be permitted to elect at any time to have the total value or a portion (in dollar amount or in five percent (5%) increments) of the total value of his or her interest in Conexant Stock Fund A transferred to any one or more of the other Investment Funds. If a Participant who is still an Employee has made the election described in this Section and, as a result of that election, one hundred percent (100%) of the Participant's interest in Conexant Stock Fund A has been transferred to one or more of the Investment Funds, all subsequent Company Matching Contributions, if any, made on the Participant's behalf after the effective date of such election will be made in cash and will be invested in the same manner as his or her Participant Contributions are invested under
Section 4.010 above.

4.040 Participant's Accounts. Separate Participant Contribution, Rollover Contribution (if applicable), Transfer Contribution (if applicable) and Company Matching Contribution Accounts will be established and maintained by the Trustee to represent all amounts, adjusted for gains or losses thereon, which have been contributed by or on behalf of a Participant as Participant Contributions, Rollover Contributions, Transfer Contributions and Company Matching Contributions. Such separate Accounts will contain sufficient information to permit a determination of the dollar balance of such Participant's Accounts at any time and to permit, with respect to Conexant Stock Funds A and B, a determination of the number of equivalent shares of Conexant common stock held on the Participant's behalf. Each contribution on behalf of a Participant to an Investment Fund and each payment made to a Participant from an Investment Fund will result in a credit or charge to the Account representing the Participant's interest in such Fund. In addition, dividend proceeds on Conexant common stock held in Conexant Stock Funds A and B will be used for the purchase, when possible, of additional shares of Conexant common stock for the Conexant Stock Funds and, therefore, will result in appropriate adjustments to the balances in the Conexant Stock Funds and to the value of the Participant's interest in the said Funds.

4.050 Valuation and Participant Statements. As of each Valuation Date, an amount equal to the fair market value of the Funds (other than dividends received which are attributable to whole shares of Conexant common stock which were or are to be transferred to Participant Accounts subsequent to the record date for such dividend) will be determined by the Trustee in such manner and on such basis as it will deem appropriate. After the end of each calendar year or more frequently as the Plan Administrator will determine, the Trustee will forward by mail to each Participant a statement, in such form as the Plan Administrator deems appropriate, setting forth pertinent information relative to each Participant's Accounts. Such statement will, for all purposes, be deemed to have been accepted as correct unless the Plan Administrator (or the Trustee, as the case may be) is notified to the contrary by mail within sixty (60) days of the mailing thereof to the Participant.

                   ARTICLE V: EMPLOYMENT TERMINATION BENEFITS

5.010     Vesting.

(a) Each Participant will at all times be fully vested in his or her Pre-Tax Contribution Account and his or her Post-Tax Contribution Account. Each Participant who has at least five (5) years of Vesting Service will be fully vested in his or her Company Matching Contribution Account.

(b) Subject to the forfeiture provisions of Articles V and VI, all of a Participant's Vesting Service will be considered in determining whether he or she has a vested right under Section 5.010(a)(1) to that portion of his or her Company Matching Contribution Account.

(c) If a Participant who is an Employee attains age sixty-five (65), all of the Units in his or her Accounts which are attributable to Company Contributions will be fully vested.

5.020 Retirement, Death, Layoff, Etc. Subject to the provisions of Section 5.050, as soon as practicable after the occurrence of a Participant's retirement, death, layoff, disability of at least six (6) months duration or termination of employment, but not later than sixty (60) days after the end of the Plan Year in which the event will have occurred, a Participant or his or her Beneficiary (in the case of the Participant's death) will receive all amounts described in subsections (a) and (b). In the case, however, of Retirement, a Participant who would otherwise receive a distribution pursuant to the preceding sentence may nevertheless elect at any time prior to the effective date of the Retirement to remain in the Plan without any further contributions and may elect to defer the Retirement distribution to a later date, which date will not be later than April 1 of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2). Notwithstanding any provision of the Plan to the contrary, with respect to distributions under the Plan made in calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of ss. 401(a)(9) of the Code in accordance with the regulations under ss. 401(a)(9) that were proposed in January 2001. This will continue in effect until the end of the calendar year beginning before the effective date of the final regulations under ss. 401(a)(9) of the Code or such other date specified in guidance published by the Internal Revenue Service. Distributions to such Participants will be made pursuant to the terms of this Section and Section 5.030.

(a) With respect to Investment Funds other than Conexant Stock Funds A and B (which will be subject to the Participant election set forth in subsection (b)), the Participant will receive the full dollar balance of his or her Accounts in such funds. Such balance will be determined in the manner provided in Section 5.030, by reference to the value of such Participant's interest on the date of the Participant's retirement, layoff or termination of employment, or, in the case of a Participant's death or disability, on the date all documentation necessary to effect distribution has been received by the Plan Administrator or his or her delegate.

(b) With respect to Conexant Stock Funds A and B, the Participant will, if he or she should so elect, receive the full dollar balance of his or her Accounts in such Funds in the manner described in the preceding subsection or in shares of Conexant common stock equal in number to the maximum number of whole shares of common stock which could be purchased at the closing price of that common stock on the Nasdaq Stock Market on that date (or, in the event such date falls on a day on which for any reason there are no trades of such stock reflected on such listing, the last trading day preceding that date). In addition, the Participant will be paid in cash the value of any partial shares of the said common stock and the amount of any cash dividends received since that date which is attributable to the number of whole shares of common stock distributed to him.

5.030 Form of Distributions to Retiring Participants. Any Participant who is eligible for and wishes to receive a distribution under Section 5.020 on account of his or her retirement will make an election concerning the form of distribution and will provide such election to the Plan Administrator or the Plan Administrator's delegate prior to Retirement. The form of distributions such a Participant may elect will be in the form of either:

(a)       a lump sum payment; or

(b) ten (10) or fewer annual installment payments, such installment payments to be equal to the value of the Participant's Accounts as of the Valuation Date immediately preceding distribution, divided by the number of installments remaining at the time of each payment. The initial installment payment will be made as soon as is practicable after the effective date of the Participant's election, with subsequent payments during the elected installment payment period to be made as of the annual anniversary date of the initial installment payment.

If a Participant who had previously retired and commenced receipt of installment payments pursuant to subsection (b) returns to employment with the Company or an Affiliated Company, such installment payments will be suspended until the Participant's subsequent retirement, at which time he or she would be permitted again to make the election described therein. In the event that no election concerning the form of Retirement distribution has been made by a retired Participant by the end of the calendar year in which he or she has attained age seventy and one-half (70 1/2), the distribution will be made in a lump sum.

5.040     Termination of Employment or Severance From Employment. Subject to
Section 5.050, distributions from this Plan to Participants for reasons other than the Participant's retirement or, in the case of a Participant's death, distributions to a Participant's Beneficiary on account of a termination of employment or a severance from employment will in all cases be made in a lump sum and will be paid as soon as is practicable. If the Participant is reemployed as an Employee, the Participant will not have any further right to receive a distribution of benefits as a result of his or her prior termination of employment or severance from employment.

5.050 Participant's Consent to Distribution of Benefits. Notwithstanding any other provisions of the Plan to the contrary, if the aggregate vested value of the Accounts of a Participant who is no longer an Employee is in excess of Five Thousand Dollars ($5,000) and the Participant has not attained age seventy and one-half (70 1/2) at the time distribution of benefits under the Plan would otherwise be made, no distribution of benefits under the Plan will be made, unless the Plan Administrator or his or her delegate will first have obtained the Participant's consent thereto. In the event such consent is not so obtained, the Participant's Accounts will be retained by the Plan and will be maintained and valued in accordance with Article IV. Distribution of the Participant's Accounts pursuant to this Section will be made following the date on which the Participant's consent to such distribution is obtained or, if earlier, the date on which the Participant attains age seventy and one-half (70 1/2) or dies, in the same manner as if the Participant had terminated employment on such date.

5.060 Transfer of Distribution Directly to Eligible Retirement Plan. If a Participant, a Participant's spouse entitled to distribution as his Beneficiary pursuant to Article VIII or a former spouse entitled to distribution pursuant to
Section 9.120(b) will so request in writing, the Plan Administrator will cause all or a portion of the amounts (including shares of Conexant common stock) to be transferred from the Trustee directly to the custodian of an Eligible Retirement Plan specified by the Participant. Such request will be made, in the case of a Participant, at the time his or her consent to such distribution will be given to the Plan Administrator pursuant to Section 5.050, or at such later date as the Plan Administrator will permit, or, in the case of the Participant's spouse or former spouse, at such time as the Plan Administrator will determine. Prior to effecting such a transfer, the Plan Administrator will have the authority to require evidence reasonably satisfactory to him or her that the entity to which such transfer is to be made is in fact an Eligible Retirement Plan and that such Eligible Retirement Plan may receive the distribution in the forms required under this Article.

                        ARTICLE VI: WITHDRAWALS AND LOANS

6.010     Withdrawals from Accounts by Participants under Age 59 1/2.

(a) Subject to Section 6.030, a Participant who has not yet attained age fifty-nine and one-half (59 1/2) may elect while still employed to withdraw certain amounts from his or her Accounts. As soon as practicable after the Company's receipt of such an election, there will be paid or transferred to such Participant cash and, if applicable, stock from his or her Accounts in the following order:

          (1)  first, from his or her Post-Tax Contribution Account;

          (2)  second, from his or her Rollover or Transfer Accounts;

          (3) third, from the vested portion of his or her Company Matching Contribution Account which is attributable to his or her Company Matching Contributions associated with his or her Post-Tax Contributions;

          (4) fourth, from the vested portion of his or her Company Matching Contribution Account which is attributable to his or her Company Matching Contributions associated with his or her Pre-Tax Contributions; and

          (5)  fifth, from his or her Pre-Tax Contribution Account.

(b) Withdrawals pursuant to subsection (a) may be made by a Participant at any time and with no minimum amount required, but will be limited to one withdrawal every six (6) months.

(c) Withdrawals pursuant to paragraph (5) of subsection (a) will be permitted only if the Participant has provided adequate evidence of a hardship, as provided in Section 6.030, and such a hardship withdrawal will be governed by the provisions of that Section.

6.020     Withdrawals from Accounts by Participants over Age 59 1/2.

(a) A Participant who has attained age fifty-nine and one-half (59 1/2) while still employed by the Company may elect to withdraw any or all of the amounts in his or her Accounts. A Participant making such an election will receive the amount of cash or, if applicable, stock to be withdrawn from his or her Accounts in the following order:

          (1)  first, from his or her Post-Tax Contribution Account;

          (2)  second, from his or her Rollover or Transfer Account;

          (3)  third, from his or her Pre-Tax Contribution Account;

          (4) fourth, from the vested portion of his or her Company Matching Contribution Account which is attributable to his or her Company Matching Contributions associated with his or her Post-Tax Contributions; and

          (5) fifth, from the vested portion of his or her Company Matching Contribution Account which is attributable to his Company Matching Contributions associated with his or her Pre-Tax Contributions.

(b) Withdrawals pursuant to subsection (a) may be made by a Participant at any time and with no minimum amount required, but will be limited to one withdrawal every six (6) months.

6.030 Hardship Withdrawals from Pre-Tax Contribution Accounts. Subject to any restrictions the Plan Administrator may establish pursuant to Section 6.050, the following provisions may apply, in the event of the occurrence of a Hardship.

(a) An Employee who has not attained age fifty-nine and one-half (59 1/2) may request approval of the Administrative Committee to withdraw some or all of the balance of his or her Pre-Tax Contribution Accounts (including his or her Catch-Up Pre-Tax Contribution Account), if the Employee demonstrates that the withdrawal is required as a result of a Hardship (including payment of any federal, state or local income taxes and penalties reasonably anticipated to result from such Hardship withdrawal).

(b) Any determination of the existence of Hardship, the reasonable availability to the Employee of funds from other sources and the amount necessary to be withdrawn on account of such Hardship will be made by the Administrative Committee on the basis of all relevant facts and circumstances and in accordance with the provisions of this Section and Section 1.230, as applied in a uniform and nondiscriminatory manner. In making such determination, the Administrative Committee may, if it is reasonable to do so in light of all relevant and known facts and circumstances, rely on the Employee's representation that the Hardship cannot be relieved:

          (1)  through reimbursement or compensation by insurance or otherwise;

          (2) by reasonable liquidation of the Employee's assets, to the extent that such liquidation would not itself cause an immediate and heavy financial need;

          (3)  by suspension of Participant Contributions to the Plan; or

          (4) by other distributions (other than Hardship distributions) or loans (which meet the requirements of ss. 72(p) of the Code) from the Plan and any other plan maintained by an Affiliated Company or by any former employer or by borrowing from commercial sources at reasonable commercial rates.

(c) An individual who receives a Hardship distribution pursuant to this Section prior to his or her attainment of age fifty-nine and one-half (59 1/2) will not be permitted to make any Participant Contributions to the Plan during the six (6) months immediately following his or her receipt of the said Hardship distribution. In addition, such Hardship distributions will only be available to Participants hereunder once every six (6) months.

6.040 Allocation of Withdrawals Among Investment Funds. Withdrawals pursuant to the three preceding Sections will be taken from the Employee's Accounts in the Investment Funds in a pro rata fashion, based upon the relative size of such Accounts; provided, however, that a Participant will be permitted, if he or she so desires, to designate the Investment Funds from which such withdrawals will be taken.

6.050 Loans. The Plan Administrator will establish, and may from time to time modify, procedures pursuant to which any Employee or other "party in interest" (as defined in ERISA ss. 3(14)) may apply for and receive a loan from the Plan, in an amount not exceeding the least of (a), (b), (c) or (d):

(a) the aggregate of the balances (including amounts attributable to Rollover and Transfer Contributions) in the borrower's Pre-Tax and Post-Tax Contribution Accounts;

(b) an amount which, when combined with all outstanding loans to the borrower from all other plans of all Affiliated Companies, equals Fifty Thousand Dollars ($50,000), reduced by the excess, if any, of:

          (1) the highest outstanding and unpaid balances of all prior loans to the borrower from the Plan and such other plans during the twelve
               (12)-month period immediately preceding the date on which such loan is made, over

          (2) the outstanding balance of any loan to the borrower from the Plan or such other plans on the date on which the loan is made;

(c)       one-half (1/2) of the aggregate of the balances of the borrower's
          Accounts; or

(d) such amount, not exceeding the amounts described in (a) through (c) above, as the Plan Administrator will determine.

All such loans will be made available to all eligible Employees and other parties in interest on a reasonably equivalent and non-discriminatory basis and will be governed by the provisions of Appendix A, as such Appendix is from time to time constituted, pursuant to the determination of the Plan Administrator.

6.060 Transfers to Certain Affiliated Company Plans. A Participant who though remaining an Employee is no longer an Eligible Employee may elect, if his or her continuing employment is with an Affiliated Company, to have the entire amount credited to his or her Accounts in this Plan transferred to any qualified individual account plan of the said Affiliated Company; provided, however, that such transferred amount will consist of and be limited to:

(a) cash, in the case of amounts attributable to the Participant's interest in Investment Funds other than Conexant Stock Funds A and B;

(b) Conexant common stock, in the case of amounts attributable to the Participant's interest, if any, in Conexant Stock Funds A and B; and

(c)       in the case of a Participant to whom a loan has been made pursuant to
          Section 6.050, the Participant's loan.

6.070 Transfer of Distribution or Withdrawal to Eligible Retirement Plan. If a Participant entitled to a distribution under Article V or an in-service withdrawal, other than an in-service withdrawal described in Section 6.030, under this Article VI, requests in writing at the time his or her election to receive such distribution or withdrawal is made or at such later date as the Plan Administrator may permit, the Plan Administrator will cause all or a portion of the amounts (including shares of common stock) to be transferred from the Trustee directly to the custodian of an Eligible Retirement Plan specified by the Participant. Prior to effecting such transfer, the Plan Administrator will require evidence reasonably satisfactory to him or her that the entity to which such transfer is to be made is in fact an Eligible Retirement Plan and that such Eligible Retirement Plan may receive the distribution in the forms required under this Article VI.



              ARTICLE VIA: SUSPENSION OF SAVINGS AND CONTRIBUTIONS

6A.010    Voluntary Suspension.

(a) A Participant may at any time elect to have contributions suspended until further notice. Suspension will become effective not later than the first payroll payment date following the expiration of the fifteen
          (15) day period thereafter.

(b) Subject to Section 2.010, a Participant who has elected to have contributions suspended, may elect to have contributions resumed, effective no later than the first payroll payment date following the expiration of the fifteen (15) day period thereafter.

6A.020    Involuntary Suspension. A Participant's Pre-Tax and Post-Tax
Contributions will be involuntarily suspended whenever:

(a) no payment of Base Compensation is made by the Company to the Participant or, in the case of a Post-Tax Contribution, the amount payable after all applicable withholdings and deductions required by law or the Company is less than the applicable Post-Tax Contribution;

(b) payroll deduction for Post-Tax Deduction Contributions under the Plan would be contrary to law;

(c) the Participant is not an Eligible Employee of an Affiliated Company or of a component of the Company to which the benefits of the Plan have been extended; or

(d) the Participant receives a distribution from his or her Company Matching Contribution Account, which is attributable to his or her Post-Tax Contributions; provided, however, that the previously suspended Contributions will resume following the completion of the twenty-six (26) week period beginning on the date of such distribution and upon the occurrence of an affirmative election by the Participant for such resumption.

6A.030    General Provisions Applicable to Suspensions. Suspensions of
Participant Contributions, whether voluntary or involuntary, will not affect his or her benefit and withdrawal rights under Articles V and VI of the Plan, but Company Matching Contributions on his or her behalf will be similarly suspended. A Participant may not make up suspended Participant Contributions.



                           ARTICLE VII: DEATH BENEFITS

7.010     Designation of a Beneficiary. Subject to the provisions of Section
1.090:

(a) If a Participant dies, payment of the benefits provided under this Plan will be made to such person or persons as he or she has designated as his or her Beneficiary to receive such benefits in the event of his or her death.

(b) A Participant may change his or her designation of Beneficiary at any time by filing with the Plan Administrator (or such other person as is designated by the Plan Administrator) a request for such change. Such change will become effective only upon receipt of the request by the Plan Administrator (or the Plan Administrator's delegate), but upon such receipt, the change will relate back to and be effective as of the date the Participant signed such request; provided, however, that the Plan Administrator, the other named fiduciaries and the Trust Fund will not be liable in any way or to any degree for any payment made to the Beneficiary designated before receipt of such request.

(c) If no designation is effective pursuant to this Article or if the Plan Administrator or Trustee has any doubt as to the right of any Beneficiary or if the Beneficiary predeceases the Participant, the amount of such benefits may be paid to the estate of the Participant, in which event the Plan Administrator, such other named fiduciaries and the Trust Fund will not be liable in any manner and to any degree with respect to such payment.

7.020 Payment to a Beneficiary. Upon receipt by the Plan Administrator (or another person designated by him) of evidence satisfactory to such person of the death of a Participant and of the identity and existence at the time of such death of the Beneficiary, the Plan Administrator will direct the Trustee to pay the Participant's Accounts to such Beneficiary.

                         ARTICLE VIII: TRUST AGREEMENT

8.010 Establishment of Trust Fund. The property resulting from contributions made on behalf of all Participants, including contributions made by the Company, will be held in a Trust Fund by a Trustee selected by the Plan Committee pursuant to a Trust Agreement entered into between such Trustee and the Plan Committee.

8.020 Investment Funds of the Trust. The Trustee will establish and maintain as parts of the Trust Fund individual Investment Funds (which may be mutual funds or collective funds, accounts or other similar investment vehicles), each of which will consist of and be identical to the individual Plan Investment Funds described in Appendix B, as the said Appendix will be from time to time constituted. The said Investment Funds, as from time to time established and maintained (including the investment objectives and general descriptions of the forms of securities or other property held in such Funds), will be as set forth in the said Appendix B.

8.030     Trustee's Powers and Authority. Subject to the provisions of Section
9.050 concerning certain power and authority connected with the common stock of Conexant, which will be held in Conexant Stock Funds A and B, the Trustee will have full authority and discretion with respect to management of the assets of the Trust Fund, including management of the assets of the individual Investment Funds held thereunder.

8.040 Statutory Limits. In making all investments pursuant to this Plan, the Trustee will:

(a) be subject to applicable provisions of ERISA governing the exercise of its fiduciary responsibilities on behalf of the Trust Fund and this Plan, as well as to all applicable securities laws governing the investments of the Trust Fund (including any investment companies or mutual funds therein), but will not be bound by any law or any court doctrine of any state or jurisdiction limiting trust investments, except as otherwise provided or permitted by ERISA;

(b)       at all times give consideration to the cash requirements of the Plan;
          and

(c) not cause the Plan to engage in any transaction constituting a prohibited transaction under ss. 406 of ERISA.

8.050 Duty of Trustee as to Common Stock in Conexant Stock Funds A and B. Except as is otherwise provided in this Section:

(a) The duty with respect to the voting, retention, and tendering of Conexant common stock held in Conexant Stock Funds A and B will be solely that of the Trustee, to be exercised solely in the Trustee's discretion.

(b) With respect to any matter as to which a vote of the outstanding shares of Conexant common stock is solicited:

          (1) The Trustee will solicit the direction in writing of each Participant, as to the manner in which voting rights of shares of Conexant common stock held in or credited to Conexant Stock Funds A and B with respect to such Participant as of the record date fixed for determining the holders entitled to vote on such matter are to be exercised, and the Trustee will exercise the voting rights of such shares with respect to such matter in accordance with the last dated timely written direction, if any, of such Participant.

          (2) The Trustee will exercise voting rights of shares of Conexant common stock held in Conexant Stock Funds A and B as to which no timely direction has been received pursuant to paragraph (1) in the same proportion as it votes those shares for which it has received timely written directions from Participants pursuant to paragraph (1).

(c)       In the event of any tender offer involving the common stock of the
          Company:

          (1) The Trustee will solicit the direction in writing of each Participant, as to the tendering or depositing of any shares of Conexant common stock held in Conexant Stock Funds A and B with respect to such Participant and, except as limited by subsection
               (d) hereof, will tender or deposit such shares pursuant to any such tender offer in accordance with the last dated timely written direction, if any, of such Participant.

          (2) The Trustee will not tender or deposit shares of Conexant common stock held in Conexant Stock Funds A and B as to which no timely written direction has been received pursuant to paragraph (1).

(d) Shares of Conexant common stock held in Conexant Stock Funds A and B will not be tendered or deposited by the Trustee pursuant to any such tender offer until the earlier of:

          (1) immediately preceding the scheduled expiration of the tender offer pursuant to which such shares are to be tendered or deposited; or

          (2) immediately preceding the expiration of the period during which such shares of Conexant common stock will be taken up and paid for on a pro rata basis pursuant to such tender offer; or

          (3) the expiration of thirty (30) days from the date of the Trustee's solicitation of Participants' written direction pursuant to subsection (c)(1).

(e) With respect to the withdrawal of, or other exercise of any right to withdraw, shares of common stock which have been tendered or deposited in accordance with a timely written direction of a Participant pursuant to subsection (c), a Participant may direct the Trustee to withdraw some or all of the shares tendered or deposited, and the Trustee will withdraw the directed number of shares from the tender offer, prior to the tender offer withdrawal deadline. As used herein, the term "Tender Date" means the date on which the Trustee tenders or deposits any shares of the Conexant common stock representing the interest of such Participant in Conexant Stock Funds A and B.

8.060 Rights in the Trust Fund. Nothing in the Plan or in the Trust Agreement will be deemed to confer any legal or equitable right or interest in the Trust Fund in favor of any Participant, Beneficiary or other person, except to the extent expressly provided in the Plan.

8.070     Taxes, Fees and Expenses of the Trustee.

(a) The reasonable fees and expenses of the Trustee (including the reasonable expenses of the Trustee's counsel) will be paid from the Trust Fund and will constitute a charge on the Trust Fund until so paid; provided, however, that in no event will the Trust Fund or the Company (unless the Company is specifically so directed by resolution of the Company's Board of Directors) pay any such Trustee fees or expenses:

          (1) for preparation or prosecution of any action against the Company, the Plan, any member of the Plan Committee or the Plan Administrator; or

          (2) for the defense or settlement of, or the satisfaction of a judgment related to, any proceeding arising either out of any alleged misfeasance or nonfeasance in any person's performance of duties with respect to the Plan or out of any alleged wrongful act against the Plan.

There will be included in the reasonable expenses payable from the Trust Fund any direct internal costs (which may include reimbursement of compensation of Company Employees) associated with Plan operations and administration, the payment of which will be in conformity with the requirements of Title I of ERISA. Neither the Plan Administrator nor the members of the Plan Committee will be compensated from the Plan but may be compensated by the Company for services rendered on behalf of the Plan.

(b) Brokerage fees, commissions, stock transfer taxes and other charges and expenses incurred in connection with transactions relating to the acquisition or disposition of property for or of the Trust Fund, or distributions therefrom, will be paid from the Trust Fund. Taxes, if any, payable by the Trustee on the assets at any time held in the Trust Fund or on the income thereof will be paid from the Trust Fund.



                           ARTICLE IX: ADMINISTRATION

9.010 General Administration. Authority to control and manage the operation and administration of the Plan will be vested in the Plan Committee except to the extent that:

(a) the Plan Administrator or the Administrative Committee is allocated any such authority under the Plan;

(b) the Trustee may, pursuant to Article VIII, be granted exclusive authority and discretion to manage and control all or any portion of the assets of the Plan; and

(c) the Plan Committee, the Plan Administrator, the Administrative Committee and the Trustee will constitute ERISA named fiduciaries of the Plan.

9.020 Plan Committee. The Board of Directors will, from time to time, determine the size of the Plan Committee and appoint its individual members. The Plan Committee will act, with or without a meeting, in a manner consistent with the rules and regulations adopted pursuant to Section 9.060(d).

9.030 Plan Committee Records. The Plan Committee will keep such records and data as it will deem appropriate and it will from time to time file with the Board of Directors such reports as the latter may request. It will be a function of the Plan Committee to keep records of the assets of the Trust Fund, based upon reports furnished by the Trustee, and the evaluations placed thereon by the Committee will be final and conclusive.

9.040 Funding Policy. The Plan Committee will be responsible for determining a funding policy of the Plan and will from time to time advise the Trustee of such policy.

9.050 Allocation and Delegation of Duties Under the Plan. The Plan Committee, the Plan Administrator and the Administrative Committee will each have the following powers and authorities:

(a) to designate agents to carry out responsibilities relating to the Plan, other than fiduciary responsibilities; and

(b) to employ such legal, consultant, medical, accounting, clerical and other assistance as it may deem appropriate in carrying out the provisions of this Plan, including one or more persons to render advice with regard to any responsibility any fiduciary may have under the Plan.

9.060 Plan Committee Powers. In addition to any powers and authority conferred on the Plan Committee elsewhere in the Plan or by law, the Plan Committee will have the following powers and authority:

(a) to allocate fiduciary responsibilities, other than trustee responsibilities (responsibilities under the Trust Agreement to manage or control the Plan assets) to one or more members of the Plan Committee or to the Plan Administrator and to designate one or more persons (other than the Trustee) to carry out such fiduciary responsibilities;

(b) to determine the manner in which the assets of this Plan, or any part thereof, will be disbursed by the Trustee, except as relates to the making and retention of investments; and

(c) to establish rules and regulations from time to time for the conduct of the Plan Committee's business and for the administration and effectuation of its responsibilities under the Plan.

9.070 Plan Administrator. In addition to any powers and authority conferred on the Plan Administrator elsewhere in the Plan, the Plan Administrator will have the following powers and authority:

(a) to administer, interpret, construe and apply this Plan and to decide all questions which may arise or which may be raised by any Employee, Participant, Beneficiary, or other person whatsoever, and the actions or decisions of the Plan Administrator in regard thereto, or in regard to any thing or matter otherwise within his or her discretion, will be conclusive and binding on all Employees, Participants, Beneficiaries, and other persons whatsoever;

(b) to designate one or more persons, other than the Trustee, to carry out fiduciary responsibilities (other than trustee responsibilities); and

(c) to establish rules and regulations from time to time for the administration and effectuation of his or her responsibilities under the Plan.

The Plan Administrator will have such other responsibility as is designated by ERISA as the responsibility of the administrator of the Plan and will have such other power and authority as is necessary to fulfill his or her responsibilities under ERISA or under the Plan.

9.080 Reliance Upon Documents and Opinions. The members of the Plan Committee and the Administrative Committee, the Plan Administrator, the Board of Directors and the Company will be entitled to rely upon any tables, valuations, computations, estimates, certificates and reports furnished by any consultants or consulting firms, opinions furnished by legal counsel and reports furnished by the Trustee. The members of the Plan Committee, the Plan Administrator, the Board of Directors and the Company will be fully protected and will not be liable in any manner whatsoever, except as otherwise specifically provided by law, for anything done or action taken or suffered in reliance upon any such consultant, Trustee or counsel. Any and all such things done or such actions taken or suffered by the Plan Committee, the Plan Administrator, the Board of Directors and the Company will be conclusive and binding on all Employees, Participants, Beneficiaries, and other persons whatsoever except as otherwise specifically provided by law. The Plan Committee and the Plan Administrator may, but are not required to, rely upon all records of the Company with respect to any matter or thing whatsoever, and to the extent they rely thereon, such records will be conclusive with respect to all Employees, Participants, and Beneficiaries.

9.090 Requirement of Proof. The Plan Committee, the Plan Administrator, the Administrative Committee, the Board of Directors or the Company may require satisfactory proof of any matter under this Plan from or with respect to any Employee, Participant or Beneficiary, and no such person will acquire any rights or be entitled to receive any benefits under this Plan until such proof will be furnished as so required.

9.100     Limitation on Liability and Indemnification. Except as provided in
Part 4 of Title I of ERISA, no person will be subject to any liability with respect to his or her duties under the Plan, unless he or she acts fraudulently or in bad faith. No person will be liable for any breach of fiduciary responsibility resulting from the act or omission of any other fiduciary or any person to whom fiduciary responsibilities have been allocated or delegated, except as provided in ERISA ss. 405(a) and ss. 405(c)(2)(A) or (B). No action or responsibility will be deemed to be a fiduciary action or responsibility except to the extent required by ERISA. To the extent permitted by law, the Company will indemnify the Board of Directors, the Plan Administrator, each member of the Plan Committee, each member of the Administrative Committee and any other employee of the Company with duties under the Plan against expenses (including any amount paid in settlement) reasonably incurred by him or her in connection with any claims against him or her by reason of his or her conduct (except for his or her willful misconduct) in the performance of his or her duties under the Plan.

9.110 Mailing and Lapse of Payments. All payments under the Plan will be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to that of any other person entitled to such payments under the terms of the Plan) furnished pursuant to Section 9.150 below. If the Plan Administrator cannot, by making a reasonably diligent attempt by mail, locate either the Participant or his or her Beneficiary, as the case may be, for a period of seven (7) years, such Participant or Beneficiary will be presumed dead. If payment cannot be made alternatively to the estate of either and no surviving spouse, child, grandchild, parent, brother or sister of the Participant or his or her Beneficiary are known to the Plan Administrator or the Trustee or, if known, cannot with reasonable diligence be located, the amount payable will be retained by the Trustee until the amount can be distributed pursuant to the provisions of this Plan or of applicable law.

9.120 Non-Alienation. No right or benefit provided for in the Plan will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance (including garnishment, attachment, execution or levy of any kind or charge) and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same will be void; provided, however, that the foregoing will not apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to:

(a) a levy for federal income tax issued against the Participant by the Internal Revenue Service;

(b) a domestic relations order, which the Plan Administrator determines is a qualified domestic relations order under ss. 414(p) of the Code and which requires that the order's alternate payee (as defined in the said Code section) will be paid in a lump sum as soon as is practicable following the order's issuance; or

(c) an offset of a Participant's benefit for a criminal conviction relating to the Plan or for a civil judgment for breach of fiduciary duty with respect to the Plan in accordance with an order, judgment or settlement by the Plan against the Participant in accordance with ss. 401(a)(13)(C) of the Code.

9.130 Notices and Communications. Each Participant will be responsible for furnishing the Plan Administrator with his or her current address and the correct current name and address of his or her Beneficiary. All communications from Participants will be in the manner from time to time prescribed by the Plan Administrator and will be addressed or communicated (including telephonic communications) to such entity or Company office as may be designated by the Plan Administrator, and will be deemed to have been given to the Company when received by such entity or Company office. Each communication directed to a Participant or Beneficiary will be in writing and may be delivered in person or by mail, in which latter event it will be deemed to have been delivered and received by him or her when so deposited in the United States Mail with postage prepaid addressed to the Participant or Beneficiary at his or her last address of record with the office designated by the Plan Administrator.

9.140 Company Rights. The Company's rights to discipline or discharge Employees or to exercise its rights as to incidents and tenure of employment will not be affected in any manner by reason of the existence of the Trust Agreement or the Plan, or any action taken under them.

9.150 Payments on Behalf of Incompetent Participants or Beneficiaries. In the event that the Plan Administrator or his or her designee will find that any Participant or Beneficiary to whom a benefit is payable under the terms of this Plan is unable to care for his or her affairs because of illness or accident, is otherwise mentally or physically incompetent, or unable to give a valid receipt, the Plan Administrator may cause the payment becoming due to such Participant or Beneficiary to be paid to another person for his or her benefit without responsibility on the part of the Plan Administrator, the Plan Committee, the Administrative Committee, the Company or the Trustee to follow the application of such payment. Any such payment will be a payment for the account of the Participant or Beneficiary and will operate as a complete discharge of all liability therefor under this Plan of the Trustee, the Company, the Plan Administrator, the Administrative Committee and the Plan Committee.



                          ARTICLE X: PARTICIPANT CLAIMS

10.010 Requirement to File Claim. A Participant wishing a distribution or withdrawal from the Plan must present a claim, in such manner and pursuant to such procedure established by the Plan Administrator, with the person or entity designated by the Plan Administrator. A claimant who fails to comply with the manner and procedure designated by the Plan Administrator will be deemed not to have made such claim. The person or entity designated by the Plan Administrator will approve or deny in writing within thirty (30) days any claim which has been so presented.

10.020 Appeal of Denied Claim. A Participant whose claim has been denied as set forth in Section 10.010 may appeal the denial to the Plan Administrator by filing a written appeal within sixty (60) days of the date of the denial. The Participant or his or her representative will, for the purpose of preparation of such appeal, have the right to inspect any document (including computerized records) relied upon by the Plan Administrator's representative in denying the claim. The Plan Administrator or his or her delegate will make a final, full and fair review of any such decision which is appealed. A decision which is not appealed within the time herein provided will be final and conclusive as to any matter which was presented to the person making such decision.



               ARTICLE XI: AMENDMENT, MERGERS, TERMINATION, ETC.

11.010 Amendment. The Board of Directors may, at any time and from time to time, amend this Plan in whole or in part. However, except as provided in
Section 11.040 below, no amendment will be made the effect of which would be:

(a) to cause any contributions paid to the Trustee to be used for or diverted to purposes other than providing benefits to the Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan, prior to satisfaction of all liabilities with respect to Participants and their Beneficiaries;

(b) to have any retroactive effect so as to deprive any Participant or Beneficiary of any benefit to which he or she would be entitled under this Plan if his or her employment were terminated immediately before such amendment; or

(c) to increase the responsibilities or liabilities of the Trustee without its written consent.

11.020 Transfer of Assets and Liabilities. The Plan Committee at any time may, in its sole discretion without the consent of the Participant or his or her representative, cause the Trustee to segregate part of the assets of the Trust Fund into one or more separate trust funds and designate a group of Participants whose benefits will be provided solely from each such segregated fund. The Board of Directors may, in its sole discretion without the consent of any Participant or his or her representative, establish a separate plan to cover any such group of Participants. The initial terms and conditions of any such plan will be identical to the extent such terms and conditions affect the rights of Participants under the Plan. Amendment to the Plan will not be necessary to carry out the provisions of this Section.

11.030 Merger Restriction. Notwithstanding any other provision in this Plan, the Plan will not in whole or in part merge or consolidate with, or transfer its assets or liabilities to any other plan unless each affected Participant in this Plan would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

11.040 Suspension of Contributions. The Company may, without amendment of the Plan and without the consent of any Participant or representative of any Participant, suspend contributions to the Plan as to all or certain Participants by action of the Board of Directors. In any event, the Company will suspend contributions at any time when the amount of any contribution by it would be in excess of the earnings, including retained earnings, of the Company. Upon a suspension, the Plan Committee may, in its sole discretion, permit the Trust Fund to continue to be held by the Trustee, or may segregate one or more parts of the Trust Fund, as provided in Section 11.020.

11.050 Discontinuance of Contributions. The Company may, by action of the Board of Directors, without amendment of the Plan and without the consent of any Participant or representative of any Participant, discontinue such contributions to the Plan as to all or certain Participants.

11.060 Termination. The Company may terminate or partially terminate the Plan at any time. Upon such termination or partial termination of the Plan, or upon a complete discontinuance of contributions pursuant to Section 11.050, the Accounts of each affected Participant will remain fully vested and nonforfeitable. In the event of termination or partial termination the Plan Committee may, without the consent of any Participant or other person, permit the Trustee to retain all or part of the Trust Fund or distribute all or part of the Trust Fund to the Participants or their spouses or Beneficiaries.



                       ARTICLE XII: STATUTORY LIMITATIONS

12.010 Annual Limits of Participant's Account Increases. This Article is intended to conform the Plan to the requirements of ss. 415 of the Code, and the regulations issued thereunder, and will be administered and interpreted in accordance with such requirements and regulations; and notwithstanding any provision of this Plan to the contrary, no amount will be credited to any Participant's Account which is in excess of the limitation imposed by said ss. 415, as from time to time amended or replaced. Effective for Limitation Years beginning before January 1, 2002, the amount allocated in each Limitation Year to any Participant under the combination of defined contribution plans of all Affiliated Companies cannot exceed the lesser of Thirty-Five Thousand Dollars ($35,000) (or such larger amount as may be established under ss. 415(d)(1)(B) of the Code to reflect an increase in the cost of living for the Plan Year which ends in the year in which the increase occurs) or twenty-five percent (25%) of the Participant's Compensation.

Effective for Limitation Years beginning after December 31, 2001, except to the extent permitted by Section 2.080 of the Plan, and ss. 414(v) of the Code, if applicable, the amount allocated in each Limitation Year to any Participant under the combination of defined contribution plans of all Affiliated Companies cannot exceed the lesser of Forty Thousand Dollars ($40,000) (or such larger amount as may be established under ss. 415(d)(1)(B) of the Code to reflect an increase in the cost of living for the Plan Year which ends in the year in which the increase occurs) or one hundred percent (100%) of the Participant's Compensation. The percentage limit described above will not apply to any contribution for medical benefits after separation from service (within the meaning of ss. 401(h) or ss. 419A(f)(2) of the Code) which is otherwise treated as an annual limit under this Section 12.010 of the Plan.

For purposes of this Article XII, Limitation Year means the Plan Year and Compensation means wages as defined in ss. 3401(a) of the Code for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed and including amounts described in ss. 415(c)(3)(D) of the Code. For purposes of this limitation, the amount allocated will be deemed to be comprised of Company Matching Contributions, the Participant's Pre-Tax Contributions (excluding Catch-Up Pre-Tax Contributions described in Section 2.080 of the Plan) and the Participant's Post-Tax Contributions.

12.020 Limits as to Combined Plans. In the case of a Participant who also is a participant in a defined benefit pension plan which is or was maintained by the Company or an Affiliated Company and to which ss. 415 of the Code applies, the limitation set forth herein will be further adjusted in compliance with ss. 415(e) of the Code. In making such adjustment, the maximum benefit allowable will be paid hereunder before applying the limitations on the defined benefit plan. The provisions of this Section 12.020 will cease to apply for Limitation Years beginning after December 31, 1999.

12.030 Combining Similar Plans. For purposes of this Article, all defined contribution plans which are required to be aggregated under ss. 414(b) of the Code will be so aggregated and the limitation set forth herein will be applied to the total amounts allocated under all such plans.

                           ARTICLE XIII: MISCELLANEOUS

13.010 Benefits Payable only from Trust Fund. All benefits payable hereunder will be provided solely from the Trust, and the Company assumes no responsibility for the acts of the Trustee, except as provided in the Trust Agreement.

13.020 Requirement for Release. Any payment to any Participant or a Participant's present, future or former spouse or Beneficiary in accordance with the provisions of this Plan will, to the extent thereof, be in full satisfaction of all claims against the Trustee and the Company, and the Trustee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

13.030 Transfers of Stock. Transfers of Conexant common stock from the Trustee pursuant to Article V or VI will be made as soon as practicable, but neither the Company, any Named Fiduciary nor the Trustee will have any responsibility for any decrease in the value of such common stock between the Valuation Date used for determination of the number of shares to which the Participant is entitled and the date of transfer by the transfer agent, nor, except as provided in Articles V and VI, will the Participant receive any dividends, rights, options or warrants on such stock other than those payable to stockholders of record as of a date on or after the date of transfer.

13.040 Qualification of the Plan. The Company intends for the Plan to be qualified and approved by the Internal Revenue Service under ss. 401(a) of the Code and for Company Matching Contributions to be deductible by the Company for federal income tax purposes. Continuation of the Plan is contingent upon and subject to retaining such qualification and approval. Any modification or amendment of the Plan or the Trust Agreement may be made retroactively by the Company, if necessary or appropriate, to qualify or maintain the Plan and the Trust as a plan and trust meeting the requirements of applicable sections of the Code and of other federal and state laws, as are now or in the future may be in effect. No contribution made by the Company may revert to the Company, unless such contribution was the result of a good faith mistake of fact, in which case such contribution may be returned to the Company within one (1) year to the extent permitted by all applicable laws.

13.050 Interpretation. The masculine gender will include the feminine and the singular will include the plural unless the context clearly indicates otherwise.

13.060 Military Service. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with ss. 414(u) of the Code.

                                   Appendix A


                    PROCEDURES, TERMS AND CONDITIONS OF LOANS

Eligibility for Loans. The individuals eligible to obtain loans from the Plan ("Borrowers") are limited to:

     (1)  Employees; and

     (2) non-Employees who are "parties in interest" (as defined in ss. 3(14) of ERISA)

who have Plan Account balances. An Employee who wishes to obtain a loan must be employed on an active payroll of an Affiliated Company at the time of the loan application. A party in interest who is not an Employee will be eligible to obtain a loan only if an agreement can be provided by the party's current employer to deduct and remit the required loan repayments to the Savings Plan.

Limitation on Number and Minimum Amount of Loans. Only two (2) loans per Borrower will be permitted to be outstanding from all Company sponsored savings plans at any one time. Each loan must be for a minimum of One Thousand Dollars ($1,000).

Maximum Amount of Loan. The amount which a Borrower will be permitted to borrow from the Plan is based on the aggregate value of the Borrower's Accounts, determined in accordance with the Plan, and may not exceed the least of the amounts described in Section 6.050 of the Plan. The maximum amount of any loan will be further limited to ensure that, after applying the appropriate interest rate and taking into account all applicable deductions, the resulting periodic repayments will not exceed the Borrower's net earnings. The deductions referred to in the preceding sentence include statutory withholdings, deductions for employee benefits and all pre-tax contributions to the Plan, but exclude credit union, savings bond, charitable contribution and other similar deductions.

Loan Applications. Loan applications by prospective Borrowers will be made via telephone to the Plan Administrator or such third party administrator as may be designated by the Plan Administrator (either of whom is hereafter referred to as the "Loan Administrator"). The Loan Administrator will then review the telephonic application and determine eligibility for the loan. If the loan is approved, the Loan Administrator will prepare and forward to the Borrower a letter notifying the Borrower of the approval, together with a Truth in Lending Statement and a check for the loan amount, all in form approved by the Plan Administrator. The Borrower's endorsement of




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


the loan check will be considered to be the Borrower's agreement to the terms of the loan. Failure by the Borrower to endorse the check within thirty (30) days after the date of the check will be deemed to be a withdrawal by the Borrower of the loan application.

Source of Loan Funds. Each loan will be funded by withdrawing the required amounts from the Plan Account(s) of the Borrower in the following order:

         First      --      from amounts in the Borrower's Post-Tax Contribution
                            Account attributable to his or her Post-Tax
                            Contributions;

         Second     --      from amounts in the Borrower's Rollover and Transfer
                            Contribution Accounts;

         Third      --      from amounts in the Borrower's Pre-Tax Contribution
                            Account attributable to his or her Pre-Tax
                            Contributions and attributable to his or her Catch-Up Pre-Tax Contributions.

Subject to the provisions of the following paragraph, the loan amount will be funded by the Borrower's Investment Funds in the applicable Accounts on a pro rata basis, based upon the relative size of the balance of each such Fund in his or her Accounts. Alternatively, a Borrower may elect, if he or she so desires, to designate the Investment Funds from which such withdrawals will be taken.

Determination of Loan Interest Rate. The interest rate to be charged for loans will be one percent (1%) over the prime rate stated by The Wall Street Journal published on the last business day of each calendar quarter.

Term of Loans. Loans will be permitted for terms of 12, 24, 36, 48 or 60 months for loans other than those for the purpose of purchasing a primary residence, which will be permitted for terms up to 120 months.

Repayments. Loan repayments by Employees will be deducted from the Employee's pay check each pay period. If a pay check is insufficient to cover the full amount of the loan repayment, no deduction will be made, and the repayment will be deducted from the Employee's next pay check. Loan repayment schedules for Borrowers who are not Employees will be developed on an individual basis, but will parallel as closely as possible the loan repayment schedules for Employees.

Prepayments. The full unpaid balance of a loan may be prepaid at any time by a Borrower. Partial prepayments in excess of scheduled payroll deductions will not be accepted.

Missed Payments. If any payment is not made, interest will continue to accrue on such missed payment and subsequent payments will be applied first to accrued and unpaid interest on the missed payment and then to principal. A notice will be mailed to the last known address of the Borrower stating that if three (3) consecutive months of payments are missed, the loan will be considered to be in default.

Termination of Employment. If a Borrower who is an Employee terminates employment or is on an unpaid leave of absence, or if a Borrower who is not an Employee is no longer able to repay a loan through payroll deductions, the Borrower may continue to make loan repayments, subject to restrictions imposed by the Company on payment methods. Such repayments to the Plan will be made through the Loan Administrator at an address to be provided to the Borrower by the Loan Administrator.

Default. A loan will be considered to be in default after three (3) consecutive months of payments have been missed during the term of the loan or when a Borrower revokes a payroll deduction authorization. In the event of such a default, a distribution of the loan amount, including both unpaid principal and accrued but unpaid interest, will be deemed to have occurred (as described in ss. 1.401(k)-1(d)(6)(ii) of the Department of the Treasury regulations) and an information return reflecting the tax consequences, if any, to the Borrower will be issued. Upon the occurrence of an event permitting actual distribution of the Borrower's Account pursuant to the provisions of Code ss. 401(k) (whether distribution of the Borrower's entire Plan Account will actually be made or will be deferred pursuant to applicable provisions of the Plan), the unpaid balance of a defaulted loan will be charged off against the Borrower's Account. If no distribution event has occurred which would otherwise permit payment to the Borrower under Code ss. 401(k), the unpaid balance of the loan will be retained in the Account until such time as payment would be permitted under that Code section, at which time the unpaid balance of the loan, including any accrued and unpaid interest, will be charged off against the Borrower's Account.







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


                                   Appendix B

                                INVESTMENT FUNDS

The Investment Funds listed alphabetically below will consist of the types of assets as are set forth in the description set forth herein and will be more fully described in the prospectus or Fund description associated with that Fund (copies of which will at all times be available to Plan Participants):

o    Asset Allocation Fund A          20% in Fidelity stock mutual funds, 40% in
     (Fidelity Freedom Income Fund)   Fidelity bond mutual funds and 40% in
                                      Fidelity money market mutual funds
                                      (percentages are approximate).

o    Asset Allocation Fund B          41% in Fidelity stock mutual funds, 44% in
     (Fidelity Freedom 2000 Fund)     Fidelity bond mutual funds and 15% in
                                      Fidelity money market mutual funds
                                      (percentages are approximate). Percentage mix will gradually become more conservative over time.

o    Asset Allocation Fund C          65% in Fidelity stock mutual funds, 33% in
     (Fidelity Freedom 2010 Fund)     Fidelity bond mutual funds and 2% in
                                      Fidelity money market mutual funds
                                      (percentages are approximate). Percentage mix will gradually become more conservative over time.

o    Asset Allocation Fund D          80% in Fidelity stock mutual funds and 20%
     (Fidelity Freedom 2020 Fund)     in Fidelity bond mutual funds (percentages
                                      are approximate). Percentage mix will
                                      gradually become more conservative over
                                      time.

o    Asset Allocation Fund E          84% in Fidelity stock mutual funds and
     (Fidelity Freedom 2030 Fund)     16% in Fidelity bond mutual funds
                                      (percentages are approximate). Percentage mix will gradually become more conservative over time.

o    Bond Index Fund                  Investment-grade (medium to high quality)
     (Fidelity U.S. Bond Index Fund)  or above with maturities of at least one year, including U.S. Treasury and U.S.
                                      government securities, corporate bonds,
                                      asset-backed and mortgage-backed
                                      securities and U.S. dollar-denominated
                                      foreign securities.

o    Conexant Stock Fund B            Conexant Systems, Inc. common stock, cash
                                      and the proceeds and income on such cash and common stock.

o    Dividend Growth Fund             Stocks of companies that have potential to
     (Fidelity Dividend Growth Fund)  increase the amount of their dividends or to begin paying them if none are currently being paid.

o    Emerging Markets Fund            Primary investment focus is on stock of
     (Fidelity Emerging Markets Fund) companies in emerging markets, with emphasis on countries with relatively low
                                      GNPs compared to the world's major
                                      economies, but with potential for rapid
                                      growth.

o    Equity & Income Fund             Primary investment focus is on income-
     (Fidelity Equity-Income Fund)    producing stocks, such as common and
                                      preferred stocks, with some limited focus on bonds producing income (in general, would avoid securities without proven earnings or credit).

o    Equity Index Fund                Primary investment focus is on the 500
     (Spartan(C) U.S. Equity Index    domestic companies that make up the S&P
     Fund)                            500 and in other securities that are based
                                      on the value of that Index.

o    Growth Fund                      Invests mainly in common stock. May invest
     (Fidelity Fund)                  in bonds including lower quality debt
                                      securities.

o    Growth Fund                      Primary investment focus is on common
     (Fidelity Growth Company Fund)   stocks of domestic and foreign issuers
                                      with potential for above-average growth.

o    International Fund               Primary focus is on stocks of larger
     (Fidelity Diversified            companies which are located outside the
     International Fund)              United States and which are viewed as
                                      being undervalued.

o    Mid-Cap Stock Fund               Primary focus is on stocks of mid-size
     (Fidelity Mid-Cap Stock Fund)    companies with capitalizations within the
                                      range of the S&P MidCap 400 (approximate capitalization of $110 million to $5 billion).

o    OTC Portfolio Fund               Normally invests at least 65% of total
     (Fidelity OTC Portfolio Fund)    assets in securities traded on the over-
                                      the-counter (OTC) market, which has more small- and medium-size companies than other markets.

o    Small-Cap Growth Fund            Normally invests at least 80% of its total
     (Franklin Small-Cap Growth       assets in equity securities of U.S. small
     Fund - Class A)                  capitalization companies with market cap
                                      values not exceeding (i) $1.5 billion or
                                      (ii) the highest market cap value in the Russell 2000 Index, whichever is greater, at the time of the investment.

o    Managed Income Portfolio         Primarily invests in investment contracts
     (a stable value fund - not       providing a stated rate of interest which
     a mutual fund)                   are offered by major insurance companies,
                                      with some investment in certain types of fixed income securities to provide daily liquidity.